UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GARTNER, INC.

(Name of Registrant as Specified in Its Charter)

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April 22, 2009

Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., I invite you to attend our 2009 Annual Meeting of Stockholders to be held on Thursday, June 4, 2009, at 10 a.m. local time, at our corporate headquarters at 56 Top Gallant Road, Stamford, Connecticut.

Details of the business to be conducted at the meeting are given in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow this letter.

We have mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2008 Annual Report to Stockholders and our Proxy Statement online, how to request a paper copy of these materials and how to vote. In addition, by following the additional instructions in the Proxy Statement, stockholders may request proxy materials electronically by email or in printed form by mail on an ongoing basis.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares, regardless of the number of shares you hold, by utilizing the voting options available to you as described in the Proxy Statement.

If you have any questions about the meeting, please contact our Investor Relations Department at (203) 316-6537.

We look forward to seeing you at the meeting.

Sincerely,

Eugene A. Hall

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 4, 2009

Time:	10:00 a.m. local time

Location:	56 Top Gallant Road
Stamford, Connecticut 06902

Matters To Be Voted On:	(1) Election of twelve members of our Board of Directors;

(2) Approval of the Amendment and Restatement of our 2003 Long-Term Incentive Plan; and

(3) Ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009.

Record Date:	April 8, 2009 – You are eligible to vote if you were a stockholder of record on this date.

Voting Methods:	By Internet – go to “www.proxyvote.com” and follow instructions

By Telephone – call 1-800-690-6903, 24 hours a day, and follow instructions

By Mail – if you received your proxy materials by mail, complete and sign your proxy card and return in enclosed envelope or mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717

In Person – attend the Annual Meeting and vote in person

Importance Of Vote:	Submit a proxy as soon as possible to ensure that your shares are represented. If your shares are held in “street name,” we urge you to instruct your broker how to vote your shares.

Voting promptly will insure that we have a quorum at the meeting and will save us additional proxy solicitation expenses.

By Order of the Board of Directors,

Lewis G. Schwartz

Corporate Secretary

Stamford, Connecticut

April 22, 2009

56 Top Gallant Road

Stamford, Connecticut 06902

PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held on June 4, 2009

GENERAL INFORMATION

THE ANNUAL MEETING AND PROPOSALS

The 2009 Annual Meeting of Stockholders of Gartner, Inc. will be held on June 4, 2009, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described in greater detail below. This Proxy Statement and form of proxy, together with our 2008 Annual Report to Stockholders, are being furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and any adjournment of the meeting, and are first being made available to our stockholders on or around April 22, 2009. We will refer to your company in this proxy statement as “we”, “us”, the “Company” or “Gartner.”

The specific proposals to be considered and acted upon at the Annual Meeting, which are described in more detail in this Proxy Statement, are: Proposal One: the election of twelve nominees to our Board of Directors; Proposal Two: the approval of the amendment and restatement of our 2003 Long-Term Incentive Plan; and Proposal Three: the ratification of the selection of KPMG LLP as our independent auditors for 2009.

INFORMATION CONCERNING PROXY MATERIALS AND THE VOTING OF PROXIES

Why Did You Receive a One-page Notice Regarding Internet Availability of Proxy Materials?

Securities and Exchange Commission (SEC) rules allow companies to furnish proxy materials to their stockholders via the Internet. This “e-proxy” process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs and reducing the environmental impact of our annual meeting. By providing proxy materials in this manner, last year we reduced paper usage in connection with our annual meeting by more than 80% over the previous year. Accordingly, on April 22, 2009, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access our proxy materials for the 2009 Annual Meeting on a website, how to request a printed set of proxy materials and how to vote your shares. We expect to shortly mail paper copies of our proxy materials to certain shareholders who have already elected to receive printed materials.

How Can You Get Electronic Access to Proxy Materials?

The Notice provides instructions regarding how to view our proxy materials for the 2009 Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit: www.proxyvote.com and have available your 12-digit Control number(s) located on your Notice.

How Can You Request Paper Copies of Proxy Materials?

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you want to receive paper copies of the proxy materials, you must request them. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before May 21, 2009. To request paper copies, stockholders can either go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please note that if you request materials by email, send a blank email with your 12-digit Control number(s) (located on your Notice) in the subject line.

How Can You Sign Up to Receive Future Proxy Materials Electronically?

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions below under “How You Can Vote” to vote using the Internet and vote your shares. After submitting your vote, follow the prompts to sign up for electronic delivery.

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on April 8, 2009 (the “Record Date”) may vote at the Annual Meeting. As of April 8, 2009, there were 94,334,384 shares of our common stock, par value $.005 per share (“Common Stock”) outstanding and eligible to be voted. Treasury shares are not voted.

How Can You Vote?

You may vote using one of the following methods:

•

Internet.  You may vote on the Internet up until 11:59 PM Eastern Time on June 3, 2009 by going to the website for Internet voting on the Notice or your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your Notice or proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

•

Telephone.  You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 PM Eastern Time on June 3, 2009, and following prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.

•

Mail.  If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717.

•	In Person. You may vote your shares in person by attending the Annual Meeting and submitting your proxy at the meeting.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board recommends.

If Your Shares Are Held in “Street Name,” How Will Your Broker Vote?

If your brokerage firm, bank, broker or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. The broker is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker may vote your shares with respect to the election of directors (Proposal 1) and the ratification of the appointment of the Company’s independent public accounting firm (Proposal 3), but not with respect to the approval of the amendment and restatement of the 2003 Long-Term Incentive Plan (Proposal 2).

How to Revoke Your Proxy or Change Your Vote

A later vote by any means will cancel an earlier vote. You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by:

•	giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or

•	submitting another timely proxy by the Internet, telephone or mail; or

•

attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, to vote at the Annual Meeting you must obtain a proxy executed in your favor from the holder of record and bring it to the Annual Meeting in order to vote. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

How Many Votes You Have

Each stockholder has one vote for each share of our Common Stock that he or she owned on the Record Date for all matters being voted on.

Quorum

A quorum is constituted by the presence, in person or by proxy, of holders of our Common Stock representing a majority of the number of shares of Common Stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

Votes Required

Election of Directors.  The twelve nominees for director receiving the highest vote totals will be elected. Abstentions and broker non-votes will have no effect on the election of directors. (See “Proposal One: Election of Directors” on page ).

Approval of Amendment and Restatement of the 2003 Long-Term Incentive Plan and Ratification of Selection of Independent Auditors.  To pass, these proposals will require the affirmative vote of the holders of a majority of the total number of shares of our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the effect of a negative vote with respect to these proposals and broker non-votes will have the effect of votes not cast with respect to these proposals. (See Proposal Two: Approval of Amendment and Restatement of Gartner, Inc. 2003 Long-Term Incentive Plan on page 8 and Proposal Three: Ratification of Selection of Independent Auditors on page 16).

If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the enclosed proxy card will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we were unaware of any other matter to be raised at the Annual Meeting.

What Are the Recommendations of the Board?

The Board of Directors recommends that you vote FOR the election of the twelve nominees to our Board of Directors, FOR the approval of the amendment and restatement of our 2003 Long-Term Incentive Plan and FOR the ratification of the selection of KPMG LLP as our independent auditor for fiscal 2009.

Who Can Answer Your Questions?

If you have questions about this Proxy Statement or the Annual Meeting, please call our Investor Relations Department at (203) 316-6537.

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS AND NOMINEES

Our Board currently has twelve directors who serve for annual terms. All of the nominees listed below are incumbent directors and have agreed to serve another term. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies will be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2010 Annual Meeting or until a successor has been elected.

Michael J. Bingle	Eugene A. Hall
Richard J. Bressler	Max D. Hopper
Karen E. Dykstra	John R. Joyce
Russell P. Fradin	Stephen G. Pagliuca
Anne Sutherland Fuchs	James C. Smith
William O. Grabe	Jeffrey W. Ubben

None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption. Our CEO, Eugene A. Hall, has an employment agreement with the Company that obligates the Company to include him on the slate of nominees to be elected to our Board during the term of the agreement. See “Executive Compensation – Employment Agreements with Executive Officers.” Messrs. Bingle and Joyce serve as directors pursuant to an agreement with Silver Lake Partners, L.P. and its affiliates (“Silver Lake”), which owns 12.8% of our Common Stock. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected.

INFORMATION ABOUT DIRECTOR NOMINEES

Michael J. Bingle, 37, has been a director since October 2004. Mr. Bingle is a Managing Director of Silver Lake, a private equity firm that he joined in January 2000. From 1996 to 2000, Mr. Bingle was a principal with Apollo Management, L.P., a private investment partnership. From 1994 to 1996, Mr. Bingle was an investment banker at Goldman, Sachs & Co., an investment banking firm.

Richard J. Bressler, 51, has been a director since February 2006. Mr. Bressler is a Managing Director of Thomas H. Lee Partners, L.P., a private equity firm that he joined in January 2006. From May 2001 through 2005, Mr. Bressler was Senior Executive Vice President and Chief Financial Officer of Viacom Inc. Prior to joining Viacom, Mr. Bressler was Executive Vice President of AOL Time Warner Inc. and Chief Executive Officer of AOL Time Warner Investments. Prior to that, Mr. Bressler served in various capacities with Time Warner Inc., including as Chairman and Chief Executive of Time Warner Digital Media. He also served as Executive Vice President and Chief Financial Officer of Time Warner Inc. from March 1995 to June 1999. Before joining Time Inc. in 1988, Mr. Bressler was a partner with the accounting firm of Ernst & Young. Mr. Bressler is a director of Warner Music Group Corp., The Nielson Company B.V., CC Media Holdings, Inc. and American Media Operations, Inc. He is also a member of the JP Morgan Chase National Advisory Board.

Karen E. Dykstra, 50, has been a director since July 2007. Ms. Dykstra has been a partner of Plainfield Asset Management LLC, a business development company located in Greenwich, Connecticut, since January 2007, and Chief Operating Officer, Chief Financial Officer and director of Plainfield Direct Inc., a registered investment company also located in Greenwich, Connecticut (a direct lending and investment business of Plainfield Asset Management LLC) since May 2006. Prior thereto, she spent several years with Automatic Data Processing, Inc., located in Roseland, New Jersey, most recently as Chief Financial Officer from January 2003 to May 2006, Vice President – Finance from July 2001 to January 2003 and Corporate Controller from October 1998 to July 2001. Ms. Dykstra is also a director of Crane Co. and various private companies.

Russell P. Fradin, 53, has been a director since June 2007. Since September 2006, he has been chairman, chief executive officer and a director of Hewitt Associates, Inc., a provider of HR business process outsourcing and related consulting services. From February 2004 until joining Hewitt, he was president and chief executive officer of Bisys Group, Inc., a provider of outsourcing solutions to investment firms, insurance companies and banks. From 1996 until 2003, Mr. Fradin held various senior positions at Automatic Data Processing, Inc., most recently as president of its Global Employer Services Group. Prior thereto, he spent 18 years at McKinsey & Company, serving most recently as Director.

Anne Sutherland Fuchs, 62, has been a director since July 1999. On January 1, 2003, Ms. Fuchs became a consultant to private equity firms. Prior thereto, Ms. Fuchs was employed by LVMH Moët Hennessy Louis Vuitton, a global luxury products conglomerate, where she served as Executive Vice President of LVMH from March to December 2002 and as the global chief executive at Phillips de Pury & Luxembourg, LVMH’s auction house subsidiary, from July 2001 to February 2002. From 1994 to 2001, Ms. Fuchs worked for Hearst Magazines, where she was most recently the Senior Vice President and Group Publishing Director. Ms. Fuchs is a director of Pitney Bowes Inc. and Chair of the Commission on Women’s Issues for New York City.

William O. Grabe, 71, has been a director since April 1993. Mr. Grabe is a Managing Director of General Atlantic LLC, a global private equity firm. Prior to joining General Atlantic in 1992, Mr. Grabe was a Vice President and Corporate Officer of IBM Corporation. Mr. Grabe is presently a director of Infotech Enterprises Limited, Lenovo Group Limited and Patni Computer Systems Ltd. and various private companies, all of which are portfolio companies of General Atlantic, and Compuware Corporation.

Eugene A. Hall, 52, has been our Chief Executive Officer and a director since August 2004. Prior to joining Gartner, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and service company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.

Max D. Hopper, 74, has been a director since January 1994. He is President of Max D. Hopper Associates, Inc., a consulting firm he founded in 1995 which specializes in creating benefits from the strategic use of advanced information systems. He is the retired chairman of the SABRE Technology Group and served as Senior Vice President for American Airlines, both units of AMR Corporation. Mr. Hopper is a director of Perficient, Inc.

John R. Joyce, 55, has been a director since July 2005. Mr. Joyce is a Managing Director of Silver Lake, a private equity firm that he joined in July 2005. Prior to joining Silver Lake, Mr. Joyce spent 30 years with IBM, serving most recently as Senior Vice President and Group Executive of the IBM Global Services (IGS) division, the world’s largest information technology services and consulting provider. From 1999 to 2004, Mr. Joyce was Chief Financial Officer of IBM. Prior to that, Mr. Joyce served in a variety of roles, including President, IBM Asia Pacific and vice president and controller for IBM’s global operations. Mr. Joyce is a director of Hewlett-Packard Company and various private companies.

Stephen G. Pagliuca, 54, has been a director since July 1990. Mr. Pagliuca is a Managing Director of Bain Capital Partners, LLC and is also a Managing Partner and an owner of the Boston Celtics basketball franchise. Mr. Pagliuca joined Bain & Company in 1982, and founded the Information Partners private equity fund for Bain Capital in 1989. Prior to joining Bain, Mr. Pagliuca worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca is a director of Burger King Holdings, Inc., Hospital Corporation of America, Warner Chilcott Corporation and various private companies.

James C. Smith, 68, has been a director since October 2002 and Chairman of the Board since August 2004. Until its sale in 2004, Mr. Smith was Chairman of the Board of First Health Group Corp., a national health benefits company. Prior to that, Mr. Smith was the Chief Executive Officer of First Health from January 1984 through January 2002 and President of First Health from January 1984 to January 2001. Mr. Smith is a director of various private companies.

Jeffrey W. Ubben, 47, has been a director since June 2004. Mr. Ubben is a founder, the Chief Executive Officer and Chief Investment Officer of ValueAct Capital, an investment partnership, which owns 22.1% of our Common Stock. Prior to founding ValueAct Capital in 2000, Mr. Ubben was a Managing Partner at Blum Capital Partners (“Blum”), an investment firm, for more than five years. Prior to his tenure at Blum, he spent eight years at Fidelity Management and Research, serving both as a research analyst and fund manager. Mr. Ubben is a director of Sara Lee Corporation and Misys PLC.

COMPENSATION OF DIRECTORS

Directors who are also employees, and directors who we are obligated to appoint to the Board because of a contractual relationship between that entity and us (i.e., Silver Lake), receive no fees for their services as directors. All other directors receive the following compensation for their services:

Annual Fee:	$50,000 per director and an additional $60,000 for our non-executive chairman of the board, payable in arrears in four equal quarterly installments, on the first business day of each quarter. These amounts are paid in common stock equivalents (CSEs) granted under the
Company’s 2003 Long-Term Incentive Plan (“2003 Plan”), except that a director may elect to receive up to 50% in cash. The CSEs convert into Common Stock on the date the director’s continuous status as a director terminates, unless the director elected accelerated release as provided in the 2003 Plan. The number of CSEs awarded is determined by dividing the aggregate director fees owed for a quarter on the first business day following the close of the quarter by the closing price of the Common Stock on that date.
Annual Committee Chair Fee:	$5,000 for the chair of each of our Compensation and Governance Committees. $10,000 for the chair of our Audit Committee. Amounts are payable in the same manner as the Annual Fee.
Annual Committee Member Fee:	$5,000 for each of our Compensation and Governance Committee members and $10,000 for each Audit Committee member. Committee chairs receive both a committee chair fee and a committee member fee. Amounts are payable in the same manner as the Annual Fee.
Annual Equity Grant:	$70,000 of restricted stock units, awarded annually on the date of the Annual Meeting of Stockholders. The restrictions lapse one year after grant.
Attendance Fee for Board Meetings:	None; however, we do reimburse directors for their expenses to attend meetings.

DIRECTOR COMPENSATION TABLE

This table sets forth compensation (in dollars) earned or paid in cash, and the value of equity awards made, to our non-management directors on account of services rendered as a director in 2008. Pursuant to our agreement with Silver Lake, Messrs. Bingle and Joyce do not receive any compensation for serving as directors.

Name	Fees Earned Or Paid in Cash (1)	Stock Awards (2)	Total (3)
Richard J. Bressler	70,000	70,000	140,000
Karen E. Dykstra	60,000	70,000	130,000
Russell P. Fradin	55,000	70,000	125,000
Anne Sutherland Fuchs	65,000	70,000	135,000
William O. Grabe	60,000	70,000	130,000
Max D. Hopper	60,000	70,000	130,000
Steven G. Pagliuca	50,000	70,000	120,000
James C. Smith	120,000	70,000	190,000
Jeffrey W. Ubben (4)	125,000	—	125,000

(1)	Includes amounts earned in 2008 and paid in cash and/or common stock equivalents (CSEs) on account of (i) a $50,000 annual director fee; (ii) an additional $60,000 fee for the chairman of the board (James C. Smith), (iii) a $5,000 annual fee for each committee membership ($10,000 for audit); and (iv) an additional $5,000 fee for service as a committee chairman ($10,000 for audit).

(2)	Represents the dollar amount recognized for 2008 financial statement reporting purposes under SFAS 123(R) for an annual equity award consisting of 2,998 restricted stock units (RSUs) that vest one year from the award date, which was June 5, 2008, the date of the 2008 Annual Meeting of Stockholders. The number of RSUs awarded was calculated by dividing $70,000 by the closing price of our Common Stock on the award date. These amounts reflect the Company’s aggregate accounting expense for 2008, and do not correspond to the actual value that will be recognized by the directors.

(3)

CSE balances at January 2, 2009 (the date of the last payment on account of 2008 directors’ fees) representing accrued directors’ fees paid in CSEs were: Mr. Bressler: 3,388; Ms. Dykstra: 659; Mr. Fradin: 1,506; Ms. Fuchs: 24,569; Mr. Grabe: 36,337; Mr. Hopper: 25,208; Mr. Pagliuca: 36,780; and Mr. Ubben: 13,008. The following non-management directors had outstanding option awards at December 31, 2008: Ms. Fuchs: 21,000;

Mr. Grabe: 21,000; Mr. Hopper: 21,000; Mr. Pagliuca: 21,000; and Mr. Ubben: 22,000. All options are exercisable. Additional detailed information about beneficial ownership of our Common Stock by our directors (including our CEO, Eugene A. Hall, who is also a director) is contained under “Security Ownership of Certain Beneficial Owners and Management” below.

(4)	Mr. Ubben receives the value of the annual director equity award in cash because he is restricted from receiving additional shares of Common Stock under our Rights Agreement due to his affiliation with ValueAct Capital.

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote “FOR” management’s twelve nominees for election to the Board of Directors.

PROPOSAL TWO: AMENDMENT AND RESTATEMENT OF GARTNER, INC. 2003

LONG-TERM INCENTIVE PLAN

Our Board originally adopted, and the stockholders approved, the adoption of the Gartner, Inc. 2003 Long-Term Incentive Plan (the “2003 Plan”) in 2003. In 2005, our Board adopted, and the stockholders approved, the amendment and restatement of the 2003 Plan. During 2008, the Board approved two technical amendments to the 2003 Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). On April 1, 2009, our Board adopted, and we are asking for stockholder approval, of a further amendment and restatement of the 2003 Plan. The 2003 Plan, as amended, is intended to continue to assist us in achieving our goals of increasing profitability and stockholder value by providing our employees, directors and consultants an opportunity to own shares of our Common Stock.

PURPOSE OF THE PLAN AND AMENDMENT

The purpose of the 2003 Plan is to enable us to provide incentives to eligible employees and directors, as well as certain consultants, whose present and potential contributions are important to our continued success, to afford these individuals the opportunity to acquire a proprietary interest in Gartner and to enable Gartner to enlist and retain qualified personnel.

As noted in our Compensation Discussion and Analysis on page 24, executive compensation is heavily weighted towards the long-term incentive compensation element, as compared to the cash elements, in order to drive corporate performance. Similarly, these awards are utilized to motivate and retain employees who are able to significantly contribute to our performance.

At the present time, there are approximately 3,183,910 remaining shares authorized for issuance under the 2003 Plan in the form of equity awards. Assuming annual grants that approximate the value of prior years’ awards and current market prices, we estimate that these shares may be sufficient for only one full year’s additional annual equity award.

The principal purpose of the amendment and restatement is to increase the number of shares available for grant under the 2003 Plan and to incorporate the 2008 technical amendments into the plan document. If the amendment and restatement of the 2003 Plan is approved by the stockholders, a total of 4,000,000 additional shares of our Common Stock will be authorized for issuance to employees, officers and directors as equity awards under the 2003 Plan for future awards, for an aggregate of approximately 7,183,910 available shares.

At the present time, eight outside directors, thirteen officers and approximately 750 non-executive employees participate in the 2003 Plan.

In making new awards to eligible participants, we intend to continue to consider the dilutive effect that the issuance of awards under our equity compensation program will have on our stockholders.

The following is a brief summary of the material features of the 2003 Plan. The full text of the Amended and Restated 2003 Long-Term Incentive Plan is attached as Appendix A. You should read Appendix  A in its entirety.

ADMINISTRATION AND OPERATION

A committee of independent directors designated by our Board (the “Committee”) administers the 2003 Plan, currently the Compensation Committee of our Board. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m) or granted to an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee must consist of two or more “outside directors” within the meaning of Section 162(m) of the Code (to enable us to receive a federal tax deduction for certain compensation paid under the 2003 Plan) and “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act (dealing with short-swing profit rules). Under the 2003 Plan, the Committee has the discretion to delegate its authority under the 2003 Plan to one or more directors or officers, except with respect to grants to officers subject to Section 16 of the Exchange Act and awards intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m). At the present time, the Committee has made a delegation to the Chief Executive Officer to allow him to make awards under the 2003 Plan not to exceed $100,000 in value or $1,000,000 in aggregate value in any calendar year to eligible persons other than executive officers. This delegation is designed to assist the Chief Executive Officer with the hiring, retention and promotion of key employees.

Subject to certain restrictions, the Committee has the authority to interpret the 2003 Plan and oversees all decisions regarding its administration, including the selection of award recipients, the determination of the types of awards they receive, the establishment of the terms, conditions and other provisions of such awards and any modification or amendment of such awards. This includes the authority to determine the exercise price (which must be at least equal to the fair market value of our Common Stock on the date of grant), the number of shares subject to each award (subject to limits under the 2003 Plan), as well as applicable vesting criteria, performance objectives, the terms of exercise, the form of consideration payable upon exercise, and to make all other determinations necessary or advisable for administering the 2003 Plan. Without the approval of our stockholders, the exercise price of options may not be reduced after the date of grant, nor may options be exchanged for new options with a lower exercise price.

GENERAL TERMS AND ELIGIBILITY

The 2003 Plan provides for the grant of incentive stock options, within the meaning of Code Section 422, to our employees and nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, long-term performance awards and common stock equivalent awards (each, an “award”) to our employees, directors, and consultants. All of our employees and consultants (and the employees or consultants of any Gartner subsidiary corporation) and our outside directors are eligible to receive awards under the 2003 Plan. All awards to executive officers and directors, and the aggregate award value to all non-executive employees and consultants, is approved by the Compensation Committee (except for those awards to non-executive employees that are approved by our Chief Executive Officer under a delegation of authority from the Committee).

SHARES AVAILABLE FOR ISSUANCE

Stockholder approval of this proposal will result in an increase in the number of shares available under the 2003 Plan by an additional 4,000,000 shares of Common Stock. Assuming stockholder approval of this proposal, a total of 24,980,000 shares of our Common Stock will have been reserved for issuance under the 2003 Plan since its initial adoption in 2003. On April 1, 2009, a total of 3,183,910 shares of our Common Stock remained available for future issuance under the 2003 Plan.

If any shares of stock that are subject to an award under the 2003 Plan are not issued or cease to be issuable for any reason (including, for example, because the award is settled in cash, terminated, forfeited or cancelled, or the shares subject to the award or other shares owned by the participant are used to satisfy the exercise price or tax withholding obligations related to the award), those shares will become available for additional awards.

The number of shares available for issuance under the 2003 Plan, the number of shares covered by an outstanding award, the number of shares and other awards provided to outside directors, the award limits under the 2003 Plan and the price per share covered by each outstanding award are subject to proportionate adjustment in the event of a stock split, reverse stock split, stock dividend, spin-off or split-up, or combination or reclassification of the Common Stock or similar action.

TYPES AND GENERAL TERMS OF AWARDS

Awards under the 2003 Plan may take the form of incentive or nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, long-term performance awards or common stock equivalents. Subject to certain restrictions set forth in the 2003 Plan, the Committee will set the terms, conditions and other provisions of each award, including the size of the award, the exercise or base price, the vesting and exercisability schedule and termination, cancellation and forfeiture provisions.

All awards are subject to the following specific restrictions:

•

Code Section 162(m) places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with certain awards granted to such persons, the 2003 Plan provides that no participant may receive options or stock appreciation rights, excluding shares subject to tandem stock appreciation rights, covering in the aggregate more than 2,000,000 shares of our Common Stock during any fiscal year, and no participant may receive restricted stock units, restricted stock awards or, to the extent payable in or measured by the value of shares, long-term performance awards covering in the aggregate more than 1,000,000 shares of our Common Stock during any fiscal year (together, referred to as the “Per Person Limits”).

•	No participant may receive long-term performance awards payable in cash and not measured by the value of shares of our Common Stock during any fiscal year covering an amount in excess of $2,500,000.

•

Except for adjustments made to address stock splits and similar transactions, the exercise price for outstanding options granted under the 2003 Plan may not be reduced after the date of grant and any outstanding option granted under the 2003 Plan may not be surrendered to us as consideration for the grant of a new option with a lower exercise price without approval of our stockholders.

•

Unless otherwise determined by the Committee, an award may not be sold, pledged, assigned, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and during the lifetime of a participant, may be exercised or purchased only by the participant. The Committee may permit the transfer of an award to members of a participant’s immediate family.

•

The Committee determines the permissible methods of exercise or purchase of an award, which may include cash or check, certain other shares of our stock owned by the participant having a fair market value equal to the price payable by the participant for the award, net exercise and any other legal consideration that the Committee deems appropriate or any combination of the foregoing. However, we may not make loans to participants for the purposes of paying the exercise, purchase price or taxes related to any award.

The Committee may designate any award as “performance-based compensation” for purposes of Code Section 162(m). Under 162(m), we generally may not deduct for federal income tax purposes compensation paid to the Chief Executive Officer or the three other highest paid employees to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For certain awards granted under the 2003 Plan to qualify as “performance-based” compensation under Section 162(m), among other things, the stockholders must approve the material terms of the 2003 Plan, including the performance goals that may be permitted to apply to certain awards granted under the 2003 Plan, and the per person annual award limits of the 2003 Plan. Certain awards intended to qualify as “performance-based compensation,” such as restricted stock, restricted stock units and long-term performance awards, must be conditioned on the achievement of one or more of the following “Performance Objectives”: specified levels of, or increases in, our (or any parent, subsidiary or business unit’s) return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes and amortization, core research contract value, total sales bookings, sales growth, gross margin, return on investment, increase in the fair market value of our Common Stock, share price (including, but not limited to, growth measures and total stockholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), internal rate of return, net present value and expense targets.

Any Performance Objectives used may be measured, as applicable, in absolute terms or in relative terms (including against another company or companies), on a per-share basis, against our performance as a whole or of any parent, subsidiary or business unit of ours, and on a pre-tax or after-tax basis. The 2003 Plan allows the Committee to adjust any of the Performance Objectives applicable to a qualifying award to reflect extraordinary expenses or changes in accounting rules; other adjustments may result in loss of deduction under 162(m). In addition, for those awards not intended to qualify as “performance-based” compensation for purposes of Section 162(m), the Committee may modify the Performance Objectives used to reflect a change in our business, operations, corporate structure or capital structure or of a parent, subsidiary or business unit of ours, or in other circumstances rendering the Performance Objectives unsuitable.

Stock Options

A stock option is the right to purchase shares of our Common Stock at a fixed exercise price for a fixed period of time. Options granted under the 2003 Plan may be incentive stock options, within the meaning of Code Section 422, granted to our employees, or may be nonstatutory stock options. Each option is evidenced by an award agreement between us and the optionee, and is subject to the following terms and conditions:

•	The Committee determines the number of shares granted to a participant pursuant to a stock option, subject to the Per Person Limits described above.

•

The Committee will determine the exercise price of options granted under the 2003 Plan, but no options will have an exercise price less than the fair market value of our Common Stock on the date of grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted.

•

The terms of options are determined by the Committee, provided that no option will be exercisable more than ten years after the date of grant. However, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option must not exceed five years.

•	After termination of one of our employees, directors or consultants, he or she may exercise his or her option for the period of time determined by the Committee and stated in the award agreement.

Stock Appreciation Rights

A stock appreciation right is the right to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant, for that number of shares of our Common Stock with respect to which the stock appreciation right is exercised. Each award of stock appreciation rights is evidenced by an award agreement specifying the terms and conditions of the award. The Committee determines the exercise price of stock appreciation rights, except that no stock appreciation right may have an exercise price less than the fair market value of the shares on the date of grant. The Committee also determines the vesting schedule, term and other terms and conditions of stock appreciation rights. The Committee also will determine the number of shares granted to a participant pursuant to a stock appreciation right, subject to the Per Person Limits as discussed above. After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the award agreement. In no event will a stock appreciation right be exercised later than the expiration of its term. While the Committee may, in its sole discretion, pay amounts owed pursuant to a stock appreciation right in cash, shares of our Common Stock or in a combination thereof, historically all stock appreciation rights have been stock-settled.

Restricted Stock

Restricted stock awards are awards of shares of our Common Stock that vest in accordance with terms and conditions established by the Committee. The Committee may impose whatever conditions to vesting it determines to be appropriate including, if the Committee has determined it is desirable for the award to qualify as “performance-based compensation” for purposes of Code Section 162(m), a vesting schedule based on the achievement of Performance Objectives. Each award of restricted stock is evidenced by an award agreement specifying the terms and conditions of the award. The Committee determines the purchase price of any grants of restricted stock and, unless the Committee determines otherwise, shares that do not vest typically will be subject to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant’s service with us for any reason including death or disability. The Committee will determine the number of shares of restricted stock granted to a participant, subject to the Per Person Limits discussed above.

Restricted Stock Units

Restricted stock units are awards of a right to receive Common Stock, which may be paid out upon vesting or such other time or times determined by the Committee. Each restricted stock unit has an initial value equal to the fair market value of a share on the date of grant. The Committee determines the terms and conditions of restricted stock units. Each restricted stock unit award will be evidenced by an award agreement that will specify terms and conditions as the Committee may determine in its sole discretion, including, without limitation, whatever conditions to vesting it determines to be appropriate. If the Committee has determined it is desirable for the award to qualify as “performance-based compensation” for purposes of Code Section 162(m), the restricted stock unit will vest based on the achievement of Performance Objectives. The Committee will determine the number of shares granted pursuant to a restricted stock unit award, subject to the Per Person Limits as discussed above. As permitted under the 2003 Plan, the Committee has adopted a program that allows certain recipients of restricted stock unit awards (our executive officers and outside directors) to make an advance election to defer release of the shares for a period of years or until termination; the program complies with Code Section 409A rules governing deferred compensation.

Long-Term Performance Awards

Long-term performance awards are awards that permit the recipient to receive a cash or stock bonus upon satisfaction of the Performance Objectives determined by the Committee during the performance period the Committee has specified. Each long-term performance award will be evidenced by an award agreement that will specify terms and conditions as the Committee may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate.

Awards to Outside Directors

Common Stock Equivalents.  On a quarterly basis, our outside directors receive common stock equivalent awards for 100% of his or her directors’ fees, unless the director has elected to receive not more than 50% of such fees in cash. The number of common stock equivalents awarded is equal to that portion of the outside director’s quarterly compensation that he or she has elected to receive in common stock equivalents divided by the fair market value of our Common Stock on the first business day of each fiscal quarter. The common stock equivalents are credited to a book-entry account and release upon termination of service, unless the director elects accelerated release.

Other.  Our directors are eligible for other equity awards made under the 2003 Plan, which may be made at the discretion of the Committee. Under the 2003 Plan, directors have received an annual restricted stock unit award.

Other Provisions

Liquidation or Dissolution.  In the event of our proposed dissolution or liquidation, any unexercised awards will terminate immediately prior to the consummation of the proposed action.

Merger or Asset Sale.  In the event of a merger with or into another corporation or our sale of all or substantially all of our assets, the 2003 Plan provides that the successor corporation will assume or substitute an equivalent award for each outstanding award. Unless determined otherwise by the Committee, awards not assumed or substituted for will be fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable, for a period of at least 15 days from the date of notice to the award recipient. The option or stock appreciation right will terminate at the end of such period and the restricted stock, restricted stock units and other awards will be fully vested as to all of the shares subject to the award, including shares which would not otherwise be vested.

Change in Control.  Unless the Committee determines otherwise, if we are subject to a change in control (as defined in the 2003 Plan), generally, all outstanding awards granted to a participant who is terminated without cause within 12 months following the change in control and that are subject to a vesting schedule, substantial risk of forfeiture or performance conditions will vest immediately upon the participant’s termination, the risk of forfeiture will lapse immediately, any performance conditions will be deemed to be satisfied at target and any award requiring exercise by the participant will remain exercisable for at least 90 days following the date of the termination. In addition, all common stock equivalents of a participant who is terminated without cause within 12 months following the change in control will be settled immediately in shares of Common Stock.

Amendments and Termination.  Our Board may amend, suspend or terminate the 2003 Plan, provided that action does not impair materially any award then outstanding. Our Board may not amend the 2003 Plan to increase the number of shares available for issuance or increase any of the limitations on the number of awards that may be made to individual participants without the approval of our stockholders. No award may be granted under the 2003 Plan after April 19, 2015. As noted above, without the approval of our stockholders, the exercise price of options may not be reduced after the date of grant nor may options be exchanged for new options with a lower exercise price.

Foreign Jurisdictions.  To facilitate awards to foreign nationals or to employees employed by us (or certain affiliates) outside the United States, the Committee may approve supplements to, or amendments, restatements or alternative versions of, the 2003 Plan without affecting the terms of the 2003 Plan for any other purpose; provided that no such supplements, amendments, restatements or alternative versions include any provisions that are inconsistent with the terms of the 2003 Plan, as then in effect, unless the 2003 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief description of the material U.S. federal income tax consequences associated with awards under the 2003 Plan. It is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. It does not purport to be complete, and does not discuss the tax consequences of a recipient’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the recipient may reside.

Incentive Stock Options.  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.

Nonstatutory Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock and Restricted Stock Units.  A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (i.e., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any amount paid for the shares) on the date the award is granted. In certain circumstances, payment (i.e., release of shares), and recognition of ordinary income, of a restricted stock unit award will be subject to a six-month delay under Code Section 409A rules governing deferred compensation. Recipients of restricted stock unit awards who make an advance election to defer payment will not recognize ordinary income until the payment date.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares received and/or the amount of any cash received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Other Awards.  For other awards, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or the date of delivery of the shares and we will generally be entitled to a corresponding tax deduction.

Tax Effect for Gartner.  We generally will be entitled to a tax deduction in connection with an award under the 2003 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to “covered employees” under Code Section 162(m); under current IRS guidance, this includes our Chief Executive Officer and the three other most highly compensated executive officers. The annual compensation paid to any of these individuals will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the amended 2003 Plan and setting limits on the number of awards that any individual may receive per year. The 2003 Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Code Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards.

PLAN BENEFITS

Except for the common stock equivalent awards granted automatically to our outside directors as directors fees (discussed above), awards granted under the 2003 Plan are subject to the discretion of the Committee and are not determinable at this time. We expect that future grants under the 2003 Plan will approximate the value of grants made in prior years. Our executive officers and directors have an interest in this proposal because they are eligible to receive awards under the 2003 Plan.

The following table sets forth with respect to the 2003 Plan: (a) the total number of shares of our Common Stock subject to stock appreciation rights (SARs) granted during the last fiscal year; (b) the average per share exercise price of such SARs; (c) the total number of restricted stock units (RSUs) granted during the last fiscal year; (d) the dollar value of the shares underlying these RSUs based on $17.83 per share, the last reported trade price for our Common Stock on December 31, 2008 (the “Year End Price”); (e) the total number of common stock equivalents granted during the last fiscal year; and (f) the dollar value of such common stock equivalents on December 31, 2008 based upon the Year End Price, to our named executive officers, all executive officers as a group, all employees other than executive officers as a group and all non-executive directors as a group. No other types of awards were granted under the 2003 Plan during the last fiscal year.

Name of Individual or Group	Number of SARs Granted	Average Per Share Exercise Price($)	Number of Restricted Stock Units Granted	Dollar Value of Shares of Restricted Stock Granted($)	Number of Common Stock Equivalents	Dollar Value of Common Stock Equivalents Granted($)
Eugene A. Hall	271,460	18.10	167,353	2,983,904	—	—
Christopher J. Lafond	75,662	18.10	46,645	831,680	—	—
Lewis G. Schwartz	37,784	18.10	23,294	415,332	—	—
Per Anders Waern	37,784	18.10	23,294	415,332	—	—
Dale Kutnick	37,784	18.10	23,294	415,332	—	—
Executive Officer Group	743,900	18.10	508,716	9,070,406	—	—
Employees who are not Executive Officers as a Group	—	—	740,580	13,204,541	—	—
Non-Executive Director Group	—	—	23,984	427,635	21,478	382,953

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 regarding the number of shares of our Common Stock that may be issued upon exercise of outstanding options, stock appreciation rights and other rights (including restricted stock, restricted stock units and common stock equivalents) awarded under our equity compensation plans (and, where applicable, related weighted-average exercise price information), as well as shares available for future issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1)	Weighted Average Exercise Price of Outstanding Options and Rights ($) (1)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders:
Stock Option and Long-Term Incentive Plans (2), (3)	6,889,937	11.20	6,007,331	(5)
2002 Employee Stock Purchase Plan	—	—	1,756,594
Equity Compensation Plans Not Approved by Stockholders (4)	2,001,591	9.48	—

Total	8,891,528	10.81	7,763,925

(1)	The Weighted Average Exercise Price column does not reflect the exercise price of out-of-the-money stock-settled stock appreciation rights (SARs) or options.

(2)	Consists of the 1991 Stock Option Plan, the 1994 Long-Term Option Plan, the 1998 Long Term Stock Option Plan and the 2003 Long-Term Incentive Plan (2003 Plan). Securities are currently available for issuance only under the 2003 Plan.

(3)	With respect to SARs issued under the 2003 Plan, we have calculated, and given effect in the table to, the number of shares of Common Stock that would be issued upon settlement of outstanding in-the-money SARs at December 31, 2008 (177,009) using the closing price of our Common Stock at fiscal year end ($17.83), and not the actual number of SARs outstanding at year end (2,134,807). At December 31, 2008, there were 1,193,307 out-of-the-money SARs outstanding with exercise prices ranging from $18.10 to $26.32 and 88,750 out-of-the-money options outstanding with exercise prices ranging from $19.82 to $22.71, all of which have been excluded from the table and the weighted average calculation.

(4)	Consists of the 1999 Stock Option Plan. No securities remain available for issuance under this plan.

(5)	Since December 31, 2008 to date, 2,052,868 restricted stock units and 955,195 SARs were awarded to our executive officers and associates under the 2003 Plan, which constituted the 2009 annual equity award, and net 184,642 shares were added back to the 2003 Plan on account of shares withheld for taxes and other miscellaneous adjustments.

As of March 24, 2009, there were 9,012,448 options and SARs outstanding, with a weighted average exercise price of $12.31 and an average remaining term of 4.10 years. As of the same date, the number of full value shares granted and unvested under all plans was 4,310,435 and the number of shares available under all plans was 3,183,310. At the present time, equity awards are only issued under the 2003 LTIP.

RECOMMENDATION OF OUR BOARD

We believe strongly that the approval of the amended and restated 2003 Plan is essential to our continued success. Our employees are our most valuable assets. Restricted stock units, stock appreciation rights and other awards such as those provided under the 2003 Plan, including in particular performance-based awards, are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. While we do not have any immediate specific plans or commitments to issue awards under the 2003 Plan at this time, other than with respect to common stock equivalent awards automatically granted to outside directors, for the reasons stated above and to ensure we can continue to grant equity-based awards to our employees and directors at levels determined appropriate by the Board and the Compensation Committee, the stockholders are being asked to approve the amendment and restatement of the 2003 Plan.

Our Board unanimously recommends that you vote “FOR” approval of the amendment and restatement of the 2003 Long-Term Incentive Plan.

PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP to serve as the Company’s independent auditors for the 2009 fiscal year. Additional information concerning the Audit Committee and its activities with KPMG can be found in the “Audit Committee Report” and the “Principal Accountant Fees and Services” below.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Ratification by the stockholders of the selection of KPMG is not required by law, the Company’s bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG for stockholder ratification to ascertain stockholders’ views on the matter.

Representatives of KPMG will attend the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

AUDIT COMMITTEE REPORT

Pursuant to its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has reviewed and discussed with management and with KPMG Gartner’s audited consolidated financial statements for the year ended December 31, 2008. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee has received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG that firm’s independence.

Based on the review and discussions noted above, as well as discussions regarding Gartner’s internal control over financial reporting and discussions with Gartner’s internal audit function, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in Gartner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Richard J. Bressler

Karen E. Dykstra

Max D. Hopper

James C. Smith

April 22, 2009

PRINCIPAL ACCOUNTANT FEES AND SERVICES

During 2008, KPMG performed recurring audit services, including the examination of our annual financial statements, limited reviews of quarterly financial information, certain statutory audits and tax services for the Company. The aggregate fees billed for professional services by KPMG in 2007 and 2008 for various services performed by them were as follows:

Types of Fees	2007	2008
Audit Fees	$2,336,000	$2,400,158
Audit-Related Fees	—	—
Tax Fees	287,000	231,000
All Other Fees	—	—

Total Fees	$2,623,000	$2,631,158

Audit Fees.  Audit fees billed for 2007 and 2008 relate to professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements contained in the Company’s Annual Report on Form 10-K, the review of its quarterly financial statements contained in the Company’s Quarterly Reports on Form 10-Q, as well as work performed in connection with statutory and regulatory filings.

Audit-Related Fees.  Audit-related fees billed for 2007 and 2008 relate to professional services rendered by KPMG primarily for audit support services. KPMG provided no services in this category in 2007 and 2008.

Tax Fees.  Tax fees billed for 2007 and 2008 relate to professional services rendered by KPMG for permissible tax compliance in foreign locations, tax advice, tax planning and tax audits.

All Other Fees.  This category of fees covers all fees for any permissible service not included in the above categories. KPMG provided no services in this category in 2007 and 2008.

Pre-Approval Policies.  The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG and management report periodically to the Audit Committee regarding the services provided by KPMG in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In the case of permissible tax services, the Audit Committee has approved overall fee amounts for specific types of permissible services (i.e., tax compliance, tax planning and tax audit support) to allow management to engage KPMG expeditiously as needed as projects arise. All services rendered in 2008 were pre-approved by the Audit Committee.

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote “FOR” ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal 2009.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

Our Board Principles and Practices are available at www.investor.gartner.com under the “Corporate Governance” link and are periodically reviewed and revised as necessary by our Governance Committee and Board, most recently in October 2008. They require that our Board be comprised of a majority of directors who meet the criteria for independence from management set forth by the New York Stock Exchange (“NYSE”) in its corporate governance standards, as well as by the Securities and Exchange Commission (“SEC”) where applicable. Our committee charters likewise require that our standing Audit, Compensation and Governance/Nominating Committees be comprised only of independent directors. Additionally, the Audit Committee members must be independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Compensation Committee members must be independent under Rule 16b-3 promulgated under the Exchange Act and qualify as outside directors under regulations promulgated under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Utilizing all of these criteria, as well as all relevant facts and circumstances, the Board annually assesses the independence from management of all non-management directors and committee members by reviewing the commercial, financial, familial, employment and other relationships between each non-management director and the Company, its auditors and other companies that do business with Gartner. In determining director independence, the Board annually considers ordinary course of business transactions for the provision of research and/or consulting services between Gartner and any entities in which our directors are also a director, executive officer, partner or investor, or had some other direct or indirect interest. See “Transactions with Related Persons” on page 47.

Any director who changes his or her primary employment must tender a resignation from the Board in order to enable the Governance Committee to determine whether the change in employment creates an actual or potential conflict of interest, lack of independence or other issue that render the director’s continued service undesirable, thereby allowing the Board to avoid removal procedures.

In 2008, after analysis and recommendation by the Governance Committee, the Board determined that all of our non-management directors (i.e., Michael Bingle, Richard Bressler, Karen Dykstra, Russell Fradin, Anne Sutherland Fuchs, William Grabe, Max Hopper, John Joyce, Stephen Pagliuca, James Smith and Jeffrey Ubben) are independent under the NYSE standards; that our Audit Committee members (Ms. Dykstra and Messrs. Bressler, Hopper and Smith) are also independent under Section 10A-3; and that our Compensation Committee members (Ms. Fuchs and Messrs. Joyce and Ubben) are independent under SEC Rule 16b-3 and qualify as outside directors under Code Section 162(m) regulations.

Silver Lake and ValueAct. At the present time, pursuant to an agreement with the Company, Silver Lake, together with its affiliates, the holders of 12.8% of our Common Ctock, is entitled to designate two members of our Board – Messrs. Bingle and Joyce. In addition, Mr. Jeffrey Ubben, a director, is affiliated with ValueAct Capital, which, together with its affiliates, holds 22.1% of our Common Stock (“ValueAct”). ValueAct does not have a contractual right to designate a director. The Governance Committee and the Board specifically addressed the stock ownership by Silver Lake and ValueAct, and the affiliations of Messrs. Bingle and Joyce with Silver Lake, and Mr. Ubben with ValueAct, and concluded that the fact of this ownership in and of itself did not impair the independence from management of Messrs. Bingle, Joyce or Ubben. Additionally, the Board evaluated the impact of the Company’s purchase of 1,250,000 shares of Common Stock at $21.50 per share from Silver Lake in June 2008 on director independence, and concluded that neither Mr. Bingle nor Mr.  Joyce had a direct or indirect material interest in this transaction.

BOARD AND COMMITTEE MEETINGS AND ANNUAL MEETING ATTENDANCE

Our Board held four meetings during 2008. During 2008, all of our directors attended at least 75% of the aggregate of all Board and committee meetings held (during the periods in which such director served as a director and/or committee member.) At each Board and committee meeting, the non-management directors met in executive session. James C. Smith, our non-executive Chairman of the Board, presided over these executive sessions at the Board meetings, and each committee chairperson presided over these executive sessions at their respective committee meetings. Directors are welcome, but not required, to attend the Annual Meeting of Stockholders. In 2008, only Mr. Hall attended the Annual Meeting of Stockholders.

COMMITTEES GENERALLY AND CHARTERS

As noted above, our Board has three standing committees: Audit, Compensation and Governance/Nominating and all committee members have been determined by our Board to be independent under applicable standards. Our Board of Directors has approved a written charter for each committee which is reviewed annually and revised as appropriate, most recently in October 2008. A current copy of each charter is available at www.investor.gartner.com under the “Corporate Governance” link. See “Miscellaneous—Available Information” below.

GOVERNANCE/NOMINATING COMMITTEE

Our Governance/Nominating Committee (the “Governance Committee”) presently consists of Ms. Fuchs and Messrs. Bingle, Fradin and Grabe (Chairperson) and held four meetings during 2008. Our Governance Committee considers such matters as: the size, composition and organization of our Board; the independence of directors; our corporate governance policies, including periodically reviewing and updating our Board Principles and Practices; the criteria for membership as a director and the selection of individuals for election to the Board; evaluations of director independence; recommendations of assignments to Board committees; recommendations concerning the form and amount of director compensation; oversight of the performance evaluation of our Chief Executive Officer; oversight of management succession planning; and oversight of annual performance evaluations of our Board and its committees.

Candidates for Board nomination are brought to the attention of the Governance Committee by current Board members, management, stockholders or other persons. Potential new candidates are evaluated at regular or special meetings of the Governance Committee, and then considered by the entire Board. The Governance Committee charter specifies that the committee will consider and evaluate individuals who are nominated by stockholders for election to the Board. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Chairman of the Governance/Nominating Committee, c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and indicating the recommended candidate’s name, biographical data, professional experience and any other qualifications. While the Governance Committee has not specified minimum qualifications for candidates it recommends, it will consider the qualifications, skills, expertise, qualities, diversity, age, availability and experience of all candidates that are presented to it for consideration, with the overriding objective being to select candidates best able to carry out the Board’s responsibilities and/or to complement the current talent and experience represented on the Board. Each nominee for election at the 2009 Annual Meeting of Stockholders was recommended for nomination by the Governance Committee, and nominated by the full Board for election. Additionally, each nominee is an incumbent director. As noted above, Silver Lake has the contractual right to designate two directors to our Board.

AUDIT COMMITTEE

Gartner has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee presently consists of Ms. Dykstra and Messrs. Bressler (Chairperson), Hopper and Smith. Our Board has determined that both Ms. Dykstra and Mr. Bressler qualify as Audit Committee Financial Experts, as defined by the rules of the SEC, and have the requisite accounting or related financial management expertise required by the NYSE corporate governance listing standards, and that all members are financially literate as required by the NYSE corporate governance listing standards. During 2008, the Audit Committee held five meetings.

Our Audit Committee serves as an independent body to assist in Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the Company’s internal audit function and the independent auditors. Additionally, the Committee prepares the Audit Committee Report required by the SEC and included in this Proxy Statement below, retains the Company’s independent auditors, approves fees for audit and non-audit services, and provides an open avenue of communication among the independent auditors, the internal auditor function, management and the Board.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors, approving the engagement letter describing the scope of the audit, and resolving disagreements between management and the auditors regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements. The independent auditors report directly to the Audit Committee. By meeting with independent auditors and internal auditors, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, any changes thereto and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally our internal audit function reports to the General Counsel but has direct access to the Audit Committee. After each Audit Committee meeting, the Committee meets separately with the independent auditors and separately with the internal auditors, without management present.

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A toll-free phone number that is managed by a third party is available for confidential and anonymous submission of concerns. All submissions are reported to the General Counsel and, in turn, to the Chairman of the Audit Committee. The Audit Committee has the power and funding to retain independent counsel and other advisors as it deems necessary to carry out its duties.

COMPENSATION COMMITTEE

Our Compensation Committee presently consists of Ms. Fuchs (Chairperson) and Messrs. Joyce and Ubben. Our Board has determined that each member of the Compensation Committee qualifies as a non-employee director under SEC Rule 16b-3 and as an outside director under regulations issued under Code Section 162(m). During 2008, the Compensation Committee held six meetings.

The Compensation Committee has responsibility for administering and approving all elements of compensation for the Chief Executive Officer and other executive officers. It also approves, by direct action or through delegation, all equity awards, grants, and related actions under the provisions of our 2003 Long-Term Incentive Plan (the “2003 Plan”), and administers the 2003 Plan. Consistent with the terms of the 2003 Plan, the Committee makes an annual delegation of authority to the CEO to make equity awards to certain individuals not to exceed $100,000 in value or $1,000,000 in aggregate value in a calendar year. This delegation does not permit any award to an employee subject to Section 16 of the Exchange Act (i.e., all executive officers) or any award which would jeopardize the 2003 Plan’s qualifications under Section 162(m) or SEC Rule 16b-3. The purpose of this delegation is to grant flexibility to the CEO in new hire, retention and promotion situations involving key personnel other than executive officers.

The Compensation Committee is responsible for evaluating CEO performance (with the input and oversight of the Governance Committee and Chairman of the Board), establishing CEO compensation with input from the full Board, approving the peer group established for executive compensation purposes, approving annual salary increases for executive officers, approving the final terms of annual equity awards and the bonus program for executive officers and approving company-wide annual salary increases, bonus programs and aggregate equity award value. In setting CEO compensation and compensation for other executive officers, the Committee will consider the results of performance evaluations, benchmarking, the advice of our outside compensation consultant, published survey data and input from the CEO and human resources department. The CEO is responsible for reviewing the performance of all other executive officers, all of whom report directly to him, and recommending the annual salary increase, bonus program and equity award for these executive officers to the Committee for its approval. Please refer to the “Compensation Discussion and Analysis” on page 24 for a more detailed discussion of executive compensation. The Compensation Committee is also responsible for approving the form and amount of director compensation.

The Company has retained Mercer (US) Inc. (“Mercer”) to provide information, analyses, and advice regarding executive compensation, as described below. The Mercer consultant who performs these services reports to the General Counsel, with an indirect relationship with the Compensation Committee chair.

Mercer provided the following services to the Company and Committee during fiscal 2008:

•

Evaluated the competitive positioning of the Company’s named executive officers’ base salaries, annual incentive and long-term incentive compensation relative to its primary peers and the broader industry

•	Advised on target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions.

•	Assessed the alignment of the Company compensation levels relative to performance of the Company against its primary peers and relative to the Company’s articulated compensation philosophy;

•	Briefed the Compensation Committee and management on executive compensation trends among the Company’s peers and broader industry;

•	Evaluated the impact of the Company’s equity programs on annual share use, run rate and total dilution, and advised the Company on a recommended maximum share limit for use for fiscal year 2008;

•	Assisted with the preparation of the Compensation Discussion and Analysis for this Proxy Statement.

In the course of conducting its activities, Mercer attended six meetings of the Committee and presented its findings and recommendations for discussion.

All of the decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Committee alone and may reflect factors and considerations other than the information and advice provided by Mercer.

The Committee reviews and approves management’s Compensation Discussion and Analysis contained on page 24 of this Proxy Statement, recommends its inclusion in this Proxy Statement (and Annual Report on Form 10-K for 2008) and issues the related report to stockholders as required by the SEC (see “Compensation Committee Report” on page 31 below).

Compensation Committee Interlocks and Insider Participation. During 2008, no member of the Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company required to be disclosed under “Transactions With Related Persons.” Additionally, during 2008, no executive officer of the Company: (i) served as a member of the compensation committee (or full board in the absence of such a committee) or as a director of another entity, one of whose executive officers served on our Compensation Committee; or (ii) served as a member of the compensation committee (or full board in the absence of such a committee) of another entity, one of whose executive officers served on our Board.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board believes directors should have a financial interest in the Company. Accordingly, each director is required to own at least 10,000 shares of our Common Stock. New directors also have three years from election or appointment to comply with the policy as follows: 25% within one year of election or appointment; 50% within two years of election or appointment; and 100% within three years of election or appointment. We permit directors to apply deferred but vested RSUs towards satisfying these requirements. All of our directors are in compliance with these guidelines.

CODE OF ETHICS

Gartner has adopted a CEO & CFO Code of Ethics which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers, a Code of Business Conduct, which applies to all Gartner officers, directors and employees, and Principles of Ethical Conduct which applies to all employees. All of these codes are available at www.investor.gartner.com under “Corporate Governance.” At least annually, each director and each member of senior management must affirm his or her compliance with the Code of Business Conduct. See “Miscellaneous—Available Information” below.

EXECUTIVE OFFICERS

GENERAL INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following individuals were serving as our executive officers on April 1, 2009:

Name	Age	Title
Eugene A. Hall	52	Chief Executive Officer and Director
Donna A. Collins	49	Senior Vice President, Client Services
Kendall B. Davis	40	Senior Vice President, End User Programs
Alwyn Dawkins	43	Senior Vice President, Worldwide Events
Darko Hrelic	52	Senior Vice President and Chief Information Officer
Robin B. Kranich	38	Senior Vice President, Human Resources
Dale Kutnick	59	Senior Vice President, Executive Programs
ChristopherJ. Lafond	43	Executive Vice President and Chief Financial Officer
Timothy T.M.F. Noble	42	Senior Vice President, Worldwide Sales
Lewis G. Schwartz	58	Senior Vice President, General Counsel & Corporate Secretary
Peter Sondergaard	44	Senior Vice President, Research
Per Anders Waern	47	Senior Vice President, Consulting
Michael Yoo	40	Senior Vice President, High Tech & Telecom Programs

Eugene A. Hall has been our Chief Executive Officer and a director since August 2004. Prior to joining Gartner, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.

Donna A. Collins has been our Senior Vice President, Client Services since August 2006. Prior to joining Gartner, Ms. Collins spent 20 years at Automatic Data Processing, Inc., serving most recently as Senior Vice President of service in ADP’s Small Business Services Division, prior thereto, as Division Vice President of business engineering solutions for ADP’s Major Accounts Division, and prior thereto as Vice President and General Manager of ADP’s Chesapeake office. Ms. Collins is a certified public accountant.

Kendall B. Davis has been our Senior Vice President, End User Programs since May 2008. Prior thereto, he served as Senior Vice President, High Tech & Telecom Programs, and as Senior Vice President, Strategy, Marketing and Business Development. Prior to joining Gartner in September 2005, Mr. Davis spent ten years at McKinsey & Company, where he was a partner assisting clients in the IT industry.

Alwyn Dawkins has been our Senior Vice President, Worldwide Events, since May 2008. Previously at Gartner, he served as group vice president, Asia/Pacific Sales, based in Sydney, Australia, and prior thereto, as group vice president, Gartner Events, where he held global responsibility for exhibit and sponsorship sales across the extensive portfolio of Gartner events. Prior to joining Gartner in 2002, Mr. Dawkins spent ten years at Richmond Events, culminating in his role as executive vice president responsible for its North American business.

Darko Hrelic has been our Senior Vice President and Chief Information Officer since January 2007. Prior to joining Gartner, he spent five years at Automatic Data Processing, Inc., most recently as Vice President and Chief Technology Officer in ADP’s Employers Services Division. Prior to joining ADP, Mr. Hrelic spent over 21 years at IBM, principally at the TJ Watson Research Center.

Robin B. Kranich has been our Senior Vice President, Human Resources, since May 2008. Prior thereto, she served as Senior Vice President, End User Programs and as Senior Vice President, Research Operations and Business Development. During her more than 14 years at Gartner, Ms. Kranich has held various additional roles, including Senior Vice President and General Manager of Gartner EXP, Vice President and Chief of Staff to Gartner’s president and various sales and sales management roles. Prior to joining Gartner in September 1994, Ms. Kranich was part of the Technology Advancement Group at Marriott International.

Dale Kutnick has been our Senior Vice President, Executive Programs since February 2007. Prior to that, he served as Senior Vice President and Director of Research. Prior to joining Gartner in April 2005, Mr. Kutnick was the co-founder, Chairman of the Board and Research Director of Meta Group, Inc. Mr. Kutnick spent 14 years at Meta, from its inception in January 1989 to January 2003. Prior to co-founding Meta, Mr. Kutnick was Executive Vice President, Research at Gartner, and Executive Vice President of Gartner Securities.

Christopher J. Lafond has been our Executive Vice President and Chief Financial Officer since October 2003. From January 2002 to October 2003, Mr. Lafond served as Chief Financial Officer for Gartner’s North America and Latin America operations. From July 2000 to December 2001, Mr. Lafond was Group Vice President and North American Controller. Mr. Lafond joined us in March 1995 and has held several finance positions, including Director of Finance, Vice President of Finance and Assistant Controller. Prior to joining Gartner, Mr. Lafond was Senior Financial Planner at International Business Machines Corporation and an Analyst in fixed-income asset management at J.P. Morgan Investment Management.

Timothy T.M.F. Noble has been our Senior Vice President, Worldwide Sales since January 2006. From August 2003 to January 2006, Mr. Noble was Group Vice President, EMEA Sales for Gartner UK. From October 2001 to August 2003, Mr. Noble was our Group Vice President, Inside Sales. From October 2000 when he joined Gartner, to October 2001, he was Regional Vice President, Sales for Gartner UK.

Lewis G. Schwartz has been our Senior Vice President, General Counsel and Corporate Secretary since January 2001. Prior to joining Gartner, Mr. Schwartz was a partner with the law firm of Shipman & Goodwin LLP, serving on the firm’s management committee. Before joining Shipman & Goodwin, Mr. Schwartz was a partner with Schatz & Schatz, Ribicoff & Kotkin, an associate at Skadden, Arps, Slate, Meagher & Flom in New York City, and an assistant district attorney in New York County (Manhattan).

Peter Sondergaard has been our Senior Vice President, Research since August 2004. During his 18 years at Gartner, Mr. Sondergaard has held various roles, including Head of Research for the Technology & Services Sector, Hardware & Systems Sector Vice President and General Manager for Gartner Research EMEA. Prior to joining Gartner, Mr. Sondergaard was research director at International Data Corporation in Europe.

Per Anders Waern has been our Senior Vice President, Consulting since January 2008. Since joining Gartner in 1998, Mr. Waern has held senior consulting roles principally in EMEA, and served most recently as head of Gartner’s global core consulting team since November 2006. Prior to joining Gartner, Mr. Waern led corporate IT strategy at Vattenfall in Sweden.

Michael Yoo has been our Senior Vice President, High Tech & Telecom Programs since May 2008. Prior to assuming this role, he played a lead role at Gartner in developing and launching new role-based products for both technology providers and CIOs as the head of product development for the High-Tech & Telecom Programs team. Prior to joining Gartner in 2006, he spent four years as a management consultant at McKinsey & Company, serving clients in the high-tech industry. He spent the first ten years of his career as a research physicist, leading nanotechnology research and development efforts at IBM Research, Philips Research and Bell Laboratories.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Set forth below is a discussion of compensation awarded to, earned by, or paid to, the Company’s executive officers, including our named executive officers (that is, our CEO, Eugene A. Hall, our CFO, Christopher J. Lafond, and our three most highly compensated executive officers in 2008 other than the CEO and CFO: Lewis G. Schwartz, our SVP, General Counsel and Corporate Secretary; Per Anders Waern, our SVP, Consulting; and Dale Kutnick, our SVP, Executive Programs). This discussion explains all principal elements of the Company’s compensation of these officers, including (i) the objectives of the Company’s compensation policies; (ii) what the compensation program is designed to reward; (iii) each element of compensation; (iv) why the Company chooses to pay each element; (v) how the Company determines the amount (and, where applicable, the formula) for each element to pay; and (vi) how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

The Objectives of the Company’s Compensation Policies

The objectives of our compensation policies are twofold:

•	to attract, motivate and retain highly talented, creative and entrepreneurial individuals by paying market-based compensation; and

•

to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components based on the achievement of aggressive, but attainable, corporate performance targets that are established at the beginning of each year and are not adjusted.

What the Compensation Program Is Designed to Reward

Our guiding philosophy is that the more executive compensation is linked to corporate performance, the better Gartner performs, and the higher the officer’s compensation should be. In addition, we believe that the design of the total compensation package must be competitive with the marketplace from which we hire our executive talent in order to achieve our objectives and attract and retain individuals who are critical to our long-term success. Our compensation program for executive officers is designed to compensate individuals for the achievement of corporate performance objectives. We believe this type of compensation encourages outstanding team performance (not simply individual performance) which builds stockholder value.

Both short-term and long-term incentive compensation is earned by executives only upon the achievement by the Company of certain measurable performance objectives that are deemed by the Compensation Committee and management to be critical to the Company’s long-term success. For 2008, these objectives were set at target levels that were 10% above the prior year’s actual results, and the amount of compensation that could be earned increased or decreased depending upon Company performance. Finally, we believe that the proportion of an executive’s compensation attributable to corporate performance objectives should increase as the individual’s business responsibilities increase.

Each Element of Compensation and Why the Company Chooses to Pay Each Element

Principal Compensation Elements.   To achieve the objectives noted above, we have designed executive compensation to consist of three principal elements:

•	base salary,

•	short-term incentives (cash bonuses) and

•	long-term incentives (equity awards under our 2003 Long-Term Incentive Plan).

We pay competitive salaries to attract and retain the executive talent necessary to develop and implement our corporate strategy and business plan. We pay short-term and long-term incentive compensation to reward our executives for outstanding performance, to motivate our executives to continue to deliver outstanding performance and to make them stakeholders in the success of our Company by aligning their interests with those of our stockholders. In addition, we provide standard perquisites to our executive officers.

The following charts more clearly demonstrate the relative mix of target compensation elements for our executive officers. Long-term incentive compensation consists of performance-based restricted stock units (PRSUs) and stock appreciation rights (SARs).

Impact of Current Economic Climate

The 2008 economic downturn impacted principally our performance-based long-term incentive compensation component, resulting in performance restricted stock unit (PRSU) awards to executive officers at 75% of target and aggregate executive compensation at 89% of target. All 2008 executive compensation components were paid according to their terms, without any modification, and no additional or discretionary compensation was paid or awarded.

While this Compensation Discussion and Analysis pertains to our 2008 executive compensation program that was implemented at the beginning of the 2008, we believe this program, which is principally performance-based, remains appropriate for 2009. In response to current conditions, however, 2009 target executive compensation, including base salaries, bonuses and long-term incentive awards, has been frozen at 2008 values. Throughout Gartner, merit or cost of living increases were only made to employees located in countries with high wage inflation or where increases were legally mandated; all other compensation was frozen at 2008 levels. Performance target levels for short-term (bonuses) and long-term (equity) incentive awards have been set at levels that we believe will continue to motivate performance and are attainable given our current outlook in this climate, with adjustment for over- and under-achievement depending upon actual performance. Finally, gross-ups on executive perquisites have been eliminated, except where provided contractually.

How the Company Determines Executive Compensation Elements

In General. In planning 2008 executive compensation, our overall goal was to provide an aggregate compensation package to our executive officers that used 2007 aggregate target compensation as a baseline, with a modest 3% merit increase applied to all compensation elements that was consistent with the merit increase applied throughout the Company. Additionally, incentive components applicable to the short-term and long-term incentive compensation elements provided an opportunity to significantly increase the total compensation package based upon the over-achievement of corporate performance objectives; similarly, in the case of under-achievement of corporate performance objectives, these elements would be earned below their target value. The performance objectives were designed both to compel corporate growth and to be achievable. In determining the amount of each element, we gave greater weight to the long-term incentive compensation element, as compared to the cash elements, in order to drive corporate performance and further align management to shareholder interests. Potential or actual gains or losses from prior option or equity awards did not impact 2008 compensation elements or the 2008 aggregate compensation package.

The salary, short-term and long-term incentive compensation elements for executive officers (other than the CEO) are recommended by the CEO for approval by the Compensation Committee. In formulating his recommendation to the Committee, the CEO undertakes a performance review of these executives and considers input from human resources personnel at the Company, input from the compensation consultant and benchmarking data (discussed below). The salary, short-term and long-term incentive compensation elements for the CEO’s compensation are established by the Compensation Committee within the parameters of Mr. Hall’s employment agreement with the

Company, after evaluation, together with other independent directors, of the CEO’s performance and after consideration of input from the compensation consultant and benchmarking data. Ultimate approval of all elements of executive officer compensation resides with the Compensation Committee.

Chief Executive Officer. Eugene Hall became our Chief Executive Officer in 2004. Since Mr. Hall’s employment agreement with the Company was due to expire in July 2007, in late 2006 the Compensation Committee determined to enter into negotiations with Mr. Hall to procure a contract extension on mutually acceptable terms. This decision was driven in large part by the Company’s improved performance under Mr. Hall’s leadership based upon measurable company-wide financial performance metrics. Consistent with the Company’s stated objective of rewarding performance, a new five-year employment agreement was entered into by the Company and Mr. Hall on February 15, 2007, effective January 1, 2007. This agreement provides for annual aggregate target compensation of at least $7,000,000 per year, comprised of salary, bonus and annual long-term incentive awards. The amount actually paid may be more or less than $7,000,000 depending upon the extent to which the performance-based compensation elements – bonus and annual long-term incentive awards – are actually paid. The aggregate compensation amount resulted from negotiations between Mr. Hall and the Compensation Committee, was derived from amounts paid and payable pursuant to Mr. Hall’s original 2004 employment agreement and was supported by competitive market analysis. In December 2008, Mr. Hall’s agreement was further amended to add technical or modified provisions that ensured compliance with Code Section 409A and a recent revenue ruling under Code Section 162(m) only.

Approximately 20% of Mr. Hall’s compensation consists of cash compensation; the balance consists of long-term equity compensation. Additionally, both his bonus and the performance-based component of his long-term incentive compensation, comprising approximately 2/3rds of his total compensation, are subject to achieving certain corporate financial objectives and, therefore, may be paid above or below target based upon the Company’s performance. Further, Mr. Hall’s entire long-term incentive award is equity-based and, therefore, its value is subject to the performance of our Common Stock. See “Employment Agreements with Executive Officers—Mr. Hall” below for a detailed discussion of Mr. Hall’s agreement.

Benchmarking. For 2008 executive compensation planning purposes, Mercer (US), Inc. (“Mercer”), our compensation consultant, undertook a competitive analysis of our 2007 executive compensation programs (the “2007 Executive Compensation Review”) for use by management as one principal factor, among others, in planning our 2008 executive compensation program. The 2007 Executive Compensation Review presented comparative data on salary, short-term incentive (bonus) and long-term incentive (equity) compensation paid to individuals occupying comparable positions at a peer group of companies of similar industry and size, and was based upon 2007 proxy statement data for this peer group, as well as certain published U.S. survey data.

For 2008 executive compensation planning purposes, we selected a peer group that consisted of 12 US—based public companies in the high tech industry, with a particular focus on software and IT services, that approximated Gartner in terms of one or more of the following factors: revenues, net income, total assets, market capitalization and/or total employees, and that compete with Gartner for executive talent both from a hiring and a retention standpoint (the “Peer Group”). (There are no direct peer companies or competitors of comparable size.) We reviewed the Peer Group companies with Mercer. Notwithstanding that Gartner’s sales and total employees were below the Peer Group 25th percentile for these comparator factors, for the reasons noted above, we believe the Peer Group companies are appropriate for comparator purposes.

The composition of the Peer Group is developed collaboratively by management and our compensation consultant, is approved by the Compensation Committee, and is reviewed and revised as necessary on an annual basis. For 2008 compensation planning purposes, the Peer Group was derived from the prior year’s peer group (which was developed after extensive analysis of a large number of companies) and adjusted for companies that were acquired and/or no longer reported relevant data. After further analysis, three additional companies were added. The Peer Group consisted of the following 12 companies:

Adobe Systems, Inc.	Dun & Bradstreet Corp.
Autodesk, Inc.	Moody’s Corporation
BEA Systems, Inc.	IMS Health Incorporated
BMC Software Inc.	Intuit Inc.
Cadence Design Systems Inc.	Sybase, Inc.
Cognos Incorporated	Verisign, Inc.

Using the most recent publicly available Peer Group proxy data and applying consistent valuation methodologies, Mercer calculated 25th percentile, median and 75th percentile data for base salary, total target and actual cash compensation (salary and bonus) and total target and actual direct compensation (salary, bonus and long-term incentive awards) by executive officer position that correlated to four of our top five executive officers (generally, CEO, CFO, general counsel and chief marketing officer). Additionally, Mercer utilized data from four national surveys that focused on companies in professional services, technology and general industry with revenues between $500 million and $2 billion, to obtain additional data for all executive officer positions. Mercer also reviewed market data from the United Kingdom for comparison purposes for our UK-based executive officers.

The 2007 Executive Compensation Review placed our top executive officers between the 25th percentile and median range for actual total direct compensation and below the 25th percentile for actual cash compensation (salary and bonus), as compared to the Peer Group. Our Chief Executive Officer’s actual total direct compensation was at the median of the Peer Group, and his actual cash compensation was below the 25th percentile of the Peer Group. Additionally, actual cash compensation for our executive officers was at the 75th percentile of the national survey data, and actual total direct compensation of our executive officers was above the 75th percentile of the national survey data. Since the national survey data was based upon data from a broader spectrum of companies, including some that are not within our industry or with which we do not compete for talent, we believe the Peer Group comparator data to be more relevant for our benchmarking purposes.

These results reflect our belief that long-term incentive compensation contributes to a greater degree to the retention of employees and to the delivery of top performance than does cash and short-term compensation; accordingly, we allocate compensation more heavily to that element.

Base Salary. We set base salaries of executive officers when they join the Company by evaluating the responsibilities of the position, the experience of the individual and the marketplace in which we compete for the executive talent we need. In addition, where possible, we consider salary information for comparable positions for members of our Peer Group or other available benchmarking data.

In 2008, we provided an annual company-wide salary merit increase based in large part upon published projected 2008 U.S. salary increase data for the technology industry and generally (sources include BLR, Buck Consultants, Culpepper, Hewitt, ERI, Mercer and WorldatWork survey reports), as well as available world-wide salary increase data. Mr. Hall’s salary increase is established each year by the Compensation Committee after completion of Mr. Hall’s performance evaluation for the preceding year, which is undertaken by the Chairman of the Board of Directors, with the assistance of various other board members.

The merit increase for 2008 was 3% and was applied against each officer’s prior year’s base salary, including Mr. Hall’s. This increase was consistent with the projected merit increases set forth in the surveys and was consistent with the merit increase applied throughout the Company. While the CEO may recommend material increases and decreases in salary of executive officers on an individual basis where needed for retention, promotion or other significant job changes, subject to approval by the Compensation Committee, in 2008 no such modifications were made.

Short-Term Incentive Compensation (Cash Bonuses). All bonuses to executive officers are awarded pursuant to Gartner’s Executive Performance Bonus Plan, which was adopted by the Board of Directors and approved by stockholders in 2007. This plan is designed to motivate executive officers to achieve goals relating to the performance of Gartner, its subsidiaries or business units, or other objectively determinable goals, and to reward them when those objectives are satisfied, thereby increasing stockholder value and the success of Gartner. If certain requirements are satisfied, bonuses awarded under this plan to eligible employees will qualify as deductible “performance-based compensation” within the meaning of Code Section 162(m).

In 2008, we designed the annual cash bonus component of incentive compensation to align pay with our short-term (annual) performance. For 2008, bonus targets for all executive officers, including Mr. Hall, were established pursuant to the Executive Performance Bonus Plan and were based solely upon achievement of company-wide financial performance objectives for 2008 (with no individual performance component). The financial objectives and weightings used for 2008 executive officer bonuses were 50% Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Growth, which measures overall profitability from business operations, and 50% Contract Value Growth (CVG), which measures annual growth in the annualized value attributable to all of our subscription-related research products, our largest business segment, that recognize revenue on a ratable basis, measured on a foreign exchange neutral basis. These factors are believed by management to be the most significant measurements of profitability and business growth for our Company.

Each officer’s bonus target was expressed as a percentage of salary and varied from 40% to 100% of salary depending upon level of responsibility. With respect to our named executive officers, 2008 bonus targets, as a percentage of base salary, were 100% for Mr. Hall, and 60% for each of Messrs. Lafond, Schwartz, Waern and Kutnick.

The target performance objective amounts (resulting in 100% payment of target bonus) were 10% EBITDA Growth and 10% CVG (measured at December 31, year over year). Final bonuses payable, as a percentage of target, ranged from 0% (if both EBITDA Growth and CVG were below 0%) to a maximum 200% (if both EBITDA Growth and CVG were 20% or above) depending upon the level of achievement of these objectives.

In 2008, the Compensation Committee determined that earned cash bonuses for executive officers were approximately 105.86% of target bonus amounts based upon the final level of achievement of the applicable performance objectives as follows: EBITDA Growth: 12.4%; and CVG: 7.51% (on an FX neutral basis). Bonuses were paid in February 2009 according to the bonus plan approved by the Compensation Committee without any modification by the Committee. See Summary Compensation Table – Non-Equity Incentive Plan Compensation for the amount of cash bonuses earned by the named executive officers in 2008.

Long-Term Incentive Compensation (Equity Awards). Ownership of our stock is a key element of our compensation program. It provides a retention incentive for our executive officers and aligns their personal objectives with long-term stock price appreciation, and, therefore, the interests of our stockholders. Additionally, we believe the combination of performance-based and time-based vesting criteria associated with our long-term incentive awards provide great motivation and retention value to our officers. We have evaluated different types of long-term incentives based on their motivational value, cost to the Company and appropriate share utilization under our stockholder-approved 2003 Long-Term Incentive Plan (“2003 Plan”). At the present time, our annual grants of long-term incentive awards to executives consist of stock-settled stock appreciation rights (“SARs”) and performance-based restricted stock units (“PRSUs”), both of which vest over four years based upon continued service.

The 2008 aggregate target award dollar value (PRSUs and SARs) to executive officers was the same as the 2007 aggregate target award dollar value, plus a 3% merit increase. Individual executive target amounts varied with increasing levels of responsibility and ranged from $602,000 to $5,762,000 (Mr. Hall). Mr. Hall’s target award value was derived from his employment agreement, which set his minimum long-term incentive award value at $7,000,000 less base salary and target bonus. See “Employment Agreements with Executive Officers” for a detailed discussion of Mr. Hall’s employment agreement.

The executive target award value was allocated 30% to SARs and 70% to PRSUs, consistent with weightings used in prior years. We believe that providing grants of SARs and PRSUs, which are subject to vesting schedules that require continued employment with the Company, effectively focuses our executives on delivering long-term value for our stockholders while providing a substantial benefit to the executives. SARs only have value to the extent the price of our Common Stock exceeds the exercise price of the SAR at the time it is exercised. Therefore, a SAR is an effective component of compensation only if the Company’s stock price increases over the term of the SAR. In this way, SARs serve to motivate our executives to increase stockholder value and thus align their interests with those of our stockholders. PRSUs offer executives the opportunity to receive Common Stock on the dates the PRSU vests. Accordingly, PRSUs serve to both reward and retain our executives, as well as to motivate them to increase stockholder value and to align their interests with those of their fellow stockholders. Additionally, the performance aspect of the PRSUs provides additional motivation to executives since they have the opportunity to receive significantly more shares of Common Stock depending upon Company performance; alternatively, where the Company under-performs and financial objectives are not met, they may receive less than target or even no shares. Finally, SARs utilize more shares under our 2003 Plan to deliver the same value to the executives since the executive must pay the exercise price of the SAR. For all of these reasons, and to efficiently manage share utilization under the 2003 Plan, we allocate more heavily to PRSUs.

Both SARs and PRSUs vest 25% per year commencing one year from grant and on each anniversary thereof, subject to continued employment on the vesting date, with the PRSUs subject to the additional performance hurdle that must be achieved before any vesting can occur. On each vesting date, the shares of Common Stock subject to the PRSU award that have vested are issued to the executive. No purchase price is paid for the shares. As a result, the released shares have value even if our Common Stock price does not increase, which is not the case with SARs. The SARs are exercisable for seven years. For purposes of determining the number of SARs awarded, the allocated “value” is divided by the Black-Scholes-Merton valuation on the date of grant using assumptions appropriate on that date. For purposes of determining the target number of PRSUs awarded, the allocated target PRSU award “value” is divided by the closing price of Gartner Common Stock on the date of grant as reported by the New York Stock Exchange.

The target performance objective amount (resulting in 100% of the target number of PRSUs becoming eligible to vest) was 10% CVG (measured at December 31, year over year). The final number of PRSUs eligible to vest, as a percentage of the target number awarded, ranged from 0% (if CVG was 0% or less) to 200% (if CVG was 20% or above) based upon the achievement of certain levels of CVG.

In 2008, the PRSU performance objective was achieved at less than target with CVG of 7.51% (on an FX neutral basis), and PRSUs eligible to vest were 75.1% of the target number of PRSUs awarded. The PRSUs were adjusted by this factor in February 2009 pursuant to the terms of the award as approved by the Compensation Committee without any modification by the Committee. See Grants of Plan-Based Awards Table – Possible Payouts Under Equity Incentive Plan Awards for the actual number of SARs and PRSUs awarded to the named executive officers in 2008.

No performance objectives for any PRSU intended to qualify under Code Section 162(m) (i.e., awards to executive officers) may be modified by the Committee. While the Committee does have discretion to modify other aspects of the awards (subject to the terms of the 2003 Plan), no modifications were made in 2008.

Additional Compensation Elements. In order to further achieve our first objective of providing a competitive compensation package with great retention value, we provide various other benefits to our executive officers that we believe are typically available to, and expected by, persons in their senior business roles. Each of our executive officers is covered by Gartner’s Executive Benefits Program (the “Program”) which provides for 35 days paid time off (PTO) annually, an annual executive health examination, enhanced severance and change in control benefits (discussed below) and a lump sum payment of $15,000 per year (grossed up so as to be tax neutral to the executive) from which the executive can choose to purchase the perquisites of his or her choice, such as tax and financial planning services, without restriction. The gross-up of this lump sum payment has been discontinued in 2009. In addition to the Program, we provide a basic perquisites program which includes various executive disability, medical and life insurance benefits, and relocation services. For more information concerning perquisites, see Other Compensation Table and accompanying footnotes below.

Mr. Hall’s perquisites, severance and change in control benefits are governed by his employment agreement with the Company, which is discussed in detail below under “Employment Agreements With Executive Officers – Termination and Related Payments – Mr. Hall.” The severance and change in control benefits provided by the Program to the other named executive officers are discussed in detail below under “Employment Agreements with Executive Officers—Termination and Related Payments – Other Executive Officers.”

We also maintain a non-qualified deferred compensation plan for our highly compensated employees, including our executive officers, to assist eligible participants with retirement and tax planning by allowing them to defer compensation in excess of amounts permitted to be deferred under our 401(k) plan. This plan allows eligible participants to defer up to 50% of base salary and/or 100% of bonus to a future period. In addition, as a further inducement to participation in this plan, the Company presently matches contributions by executive officers, subject to certain limits. For more information concerning this plan, see Non-Qualified Deferred Compensation Table and accompanying narrative and footnotes below. Finally, the Company maintains an employee stock purchase plan which is available to employees in the United States and 16 other countries at the present time.

Clawback and Stock Ownership Policies

The Company has not adopted a formal “clawback” policy that would require the adjustment or recovery of awards or payments to executive officers if the performance measures upon which these awards or payments are based are restated or otherwise adjusted in a manner that would reduce the size of the award, although trends in this area continue to be monitored by the Compensation Committee. In the event of a restatement resulting from fraud or misrepresentation, the Committee will consider seeking the return of awards that should not have been made and pursuing all other remedies that may be available.

The Company believes that the personal interests of executive officers are aligned with the interests of our stockholders principally through our long-term incentive awards (that vest over four years). Similarly, executive officers are limited in their ability to sell Common Stock under our Insider Trading Policy and may not do so without pre-clearance from our General Counsel. For these reasons, the Company does not have a stand-alone stock ownership requirement for executive officers. Notwithstanding the absence of a formal stock ownership policy, all of our executive officers (with the exception of those recently appointed as such) hold significant amounts of Common Stock, options, PRSUs and/or SARs. See “Security Ownership of Certain Beneficial Owners and Management” on page 45.

Accounting and Tax Impact

In setting compensation, the Compensation Committee and management consider the potential impact of Code Section 162(m), which precludes a public corporation from deducting on its corporate income tax return individual compensation in excess of $1 million for its chief executive officer or any of its three other highest-paid officers. Section 162(m) also provides for certain exemptions to this limitation, specifically compensation that is performance-based (within the meaning of Section 162(m)) and issued under a stockholder-approved plan. Our 2008 short-term incentive (bonus) awards were performance-based and were made pursuant to our stockholder approved Executive Performance Bonus Plan and, therefore, are deductible under Section 162(m). The PRSU component of the 2008 long–term incentive award was performance-based and issued under the 2003 Plan, which has been approved by stockholders and, therefore, is deductible under Section 162(m). Although the Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m), it maintains the discretion to retain maximum flexibility in establishing compensation elements and to approve compensation that may not be deductible under Section 162(m), if the Committee believes the compensation element to be necessary or appropriate under the circumstances.

Grant of Equity Awards

The Board of Directors has a formal policy with respect to the grant of equity awards under our 2003 Plan. Equity awards may include stock options, stock appreciation rights (SARs), restricted stock awards (RSAs) and awards of restricted stock units (RSUs). In 2008, all such awards to named executive officers took the form of performance-based RSUs (PRSUs) and SARs. Pursuant to the 2003 Plan, the Committee may not delegate its authority with respect to Section 16 persons, nor in any other way which would jeopardize the plan’s qualification under Section 162(m) or SEC Rule 16b-3. Accordingly, our policy specifies that all awards to our Section 16 executive officers must be approved by the Compensation Committee on or prior to the award grant date, and that all such awards will be made and priced on the date of Compensation Committee approval, except in the case of new hires, which is discussed below.

Consistent with the Plan, the Compensation Committee annually approves a delegation of authority to the CEO to make equity awards under the Plan to Gartner employees on account of new hires, retention or promotion without the approval of the Compensation Committee. The current delegation of authority specifies a maximum award “value” of $100,000 per individual, and a maximum aggregate award “value” of $1,000,000 for the calendar year. For purposes of this computation, in the case of RSAs and RSUs, “value” is calculated based upon the Fair Market Value (defined in the 2003 Plan as the closing price on the date of grant as reported by the New York Stock Exchange) of a share of our Common Stock, multiplied by the number of RSAs or RSUs awarded. In the case of options and SARs, the “value” of the award will be the Black-Scholes-Merton calculation of the value of the award using assumptions appropriate on the award date. Any awards made under this delegated authority are reported to the Compensation Committee at the next regularly scheduled committee meeting.

As discussed above, the structure and value of annual long-term incentive awards comprising the long-term incentive compensation element of our compensation package to executive officers are established and approved by the Compensation Committee in the first quarter of each year. The specific terms of the awards (number of PRSUs and SARs and related performance criteria) are determined, and the awards are approved and made, on the same date and after the release of the Company’s prior year financial results. New hire, retention and promotion awards to executive officers are recommended by the CEO to the Compensation Committee for its approval.

It is the Company’s policy not to make equity awards to executive officers prior to the release of material non-public information. The 2008 long-term incentive awards to executive officers were approved by the Compensation Committee and made on February 15, 2008, after release of our 2007 financial results. The final number of PRSUs issuable on account of the 2008 award was determined by the Compensation Committee on February 11, 2009 upon final determination by the Committee of the level of achievement of the related performance criteria and after release of our 2008 financial results. Generally speaking, awards for newly hired executives that are given as an inducement to joining the Company are made on the 15th or 30th day of the month first following the executive’s start date (and after approval by the Compensation Committee), and retention and promotion awards are made on the 15th or 30th day of the month first following the date of Compensation Committee approval; however, we may delay making these awards pending the release of material non-public information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Gartner, Inc. has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company’s proxy statement for the 2009 Annual Meeting.

Compensation Committee of the Board of Directors

Anne Sutherland Fuchs

John R. Joyce

Jeffrey W. Ubben

April 22, 2009

All compensation data contained in this Proxy Statement is stated in U.S. Dollars.

SUMMARY COMPENSATION TABLE

This table describes compensation earned by our CEO, CFO and next three most highly compensated executive officers (the “named executive officers”) in the years indicated. As you can see from the table and consistent with our compensation philosophy discussed above, long—term incentive compensation in the form of equity awards comprises a significant portion of total compensation.

Name and Principal Position	Year	Base Salary (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (1), (3)	All Other Compensation (4)	Total
Eugene A. Hall, Chief Executive Officer (PEO) (5)	2008	718,793	4,179,221	1,993,663	766,495	122,218	7,780,390
	2007	702,975	5,645,077	1,924,662	802,270	103,443	9,178,427
	2006	664,625	3,741,521	1,458,157	753,188	138,936	6,756,427
Christopher J. Lafond, EVP & Chief Financial Officer (PFO)	2008	416,215	1,018,487	487,651	266,302	60,947	2,249,602
	2007	403,142	1,008,821	530,307	278,732	55,704	2,276,706
	2006	388,550	425,639	449,142	264,195	45,412	1,572,938
Lewis G. Schwartz, SVP, General Counsel & Corporate Secretary	2008	372,403	581,598	316,334	238,270	62,145	1,570,750
	2007	360,706	504,410	280,750	249,391	59,607	1,454,864
	2006	347,650	212,819	302,403	236,385	44,176	1,143,433
Per Anders Waern, SVP, Consulting (6)	2008	331,805	229,981	56,801	210,265	646,832	1,475,684

Dale Kutnick, SVP, Executive Programs	2008	328,591	509,014	263,465	210,238	45,726	1,357,034

(1)	Messrs. Hall, Lafond, Schwartz and Kutnick elected to defer a portion of their salary and/or bonus under the Company’s Non-Qualified Deferred Compensation Plan. Amounts reported include the deferred portion. See Non-Qualified Deferred Compensation Table below

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the fair value computed in accordance with SFAS 123(R) with respect to all outstanding equity awards for each named executive officer (including awards made in prior fiscal years). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts may not correspond to the actual value that will be received by the named executive officers on account of such awards. For additional information concerning the related SFAS 123(R) calculations, including the assumptions made in these calculations, see Note 9 – Stock-Based Compensation—to the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	Represents performance-based cash bonuses earned at December 31 of the applicable year and paid in the following February. See footnote (1) to Grants of Plan-Based Awards Table below for additional information.

(4)	See Other Compensation Table below for additional information.

(5)	Mr. Hall is a party to an employment agreement with the Company. See “Employment Agreements With Executive Officers” below.

(6)	Mr. Waern relocated from the Company’s office in Sweden in January 2008.

OTHER COMPENSATION TABLE

This table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Year	Lump Sum In Lieu of Specific Benefits (1)	Company Match Under Defined Contribution Plans (2)	Company Match Under Non-qualified Deferred Compensation Plan (3)	Other (4)		Total
Eugene A. Hall	2008	—	8,500	54,643	59,075	(5)	122,218
	2007	—	8,450	51,823	43,170		103,443
	2006	—	8,200	20,585	110,151		138,936

Christopher J. Lafond	2008	25,619	8,500	21,598	5,230		60,947
	2007	21,882	8,450	20,493	4,879		55,704
	2006	21,882	8,200	9,542	5,788		45,412

Lewis G. Schwartz	2008	21,882	8,500	18,762	13,001		62,145
	2007	21,882	8,450	17,684	11,591		59,607
	2006	21,882	8,200	7,906	6,188		44,176

Per Anders Waern	2008	16,411	8,500	—	621,921	(6)	646,832

Dale Kutnick	2008	21,882	8,500	6,944	8,400		45,726

(1)	Messrs. Lafond, Schwartz, Waern and Kutnick received a lump sum payment equal to $15,000 in lieu of specific benefits, which the executive used to procure benefits of his choice. The amounts paid (and shown above) include a tax gross-up amount. In 2009, the Company discontinued the gross-up benefit for this payment.

(2)	Represents the Company’s 4% matching and 1% profit sharing contributions to the named executive officer’s 401(k) account (subject to limitations).

(3)	Represents the Company’s matching contribution to the executive’s contributions to our Non-Qualified Deferred Compensation Plan. See Non-Qualified Deferred Compensation Table below for additional information.

(4)	In addition to specified perquisites and benefits, includes other perquisites and personal benefits provided to the executive, none of which individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for the executive.

(5)	Includes auto allowance of $32,686.

(6)	Includes (i) housing subsidies of $133,967; (ii) promotion bonus of $290,930; (iii) living allowance of $85,650 and (iv) related tax gross-up of $85,554. Mr. Waern relocated from the Company’s office in Sweden in January 2008. The relocation benefits provided to Mr. Waern are typically provided to all mid-level and senior-level relocated employees.

GRANTS OF PLAN-BASED AWARDS TABLE

This table provides information about awards made to our named executive officers in 2008 pursuant to non-equity incentive plans (our short-term incentive cash bonus program) and equity incentive plans (restricted stock units (RSU) and stock appreciation rights (SAR) awards comprising long-term incentive compensation under our 2003 Long-Term Incentive Plan).

		Possible Payouts Under Non-Equity Incentive Plan Award (1)			Possible Payouts Under Equity Incentive Plan Awards (2)			Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Thresh- hold ($)	Target ($)	Maximum ($)	Thresh- hold (#)	Target (#)	Maxi- Mum (#)
Eugene A. Hall	2/15/08	—	—	—	0	222,840 RSUs	445,680 RSUs	—	3,029,087
Eugene A. Hall	2/15/08	—	—	—	—	271,460 SARs	—	18.10	1,728,603

Eugene A. Hall	—	0	724,065	1,448,130	—	—	—	—	—

Christopher J. Lafond	2/15/08	—	—	—	0	62,110 RSUs	124,220 RSUs	—	844,274
Christopher J. Lafond	2/15/08	—	—	—	—	75,662 SARs	—	18.10	481,800
Christopher J. Lafond	—	0	251,561	503,122	—	—	—	—	—

Lewis G. Schwartz	2/15/08	—	—	—	0	31,017 RSUs	62,034 RSUs	—	421,621
Lewis G. Schwartz	2/15/08	—	—	—	—	37,784 SARs	—	18.10	240,601
Lewis G. Schwartz	—	0	225,080	450,160	—	—	—	—	—

Per Anders Waern	2/15/08	—	—	—	0	31,017 RSUs	62,034 RSUs	—	421,621
Per Anders Waern	2/15/08	—	—	—	—	37,784 SARs	—	18.10	240,601
Per Anders Waern	—	0	198,600	397,200	—	—	—	—	—

Dale Kutnick	2/15/08	—	—	—	0	31,017 RSUs	62,034 RSUs	—	421,621
Dale Kutnick	2/15/08	—	—	—	—	37,784 SARs	—	18.10	240,601
Dale Kutnick	—	0	197,155	394,309	—	—	—	—	—

(1)	Represents cash bonuses that could have been earned in 2008 by our named executive officers based solely upon achievement of specified financial performance objectives for 2008 and ranging from 0% (threshold) to 200% (maximum) of target (100%). Bonus targets (expressed as a percentage of base salary) were 100% for Mr. Hall, and 60% for each of Messrs. Lafond, Schwartz, Waern and Kutnick. In 2008, we exceeded our target financial performance objectives, and earned bonuses for executive officers were approximately 105.86% of target. Actual bonuses earned in 2008 by named executive officers and paid in February 2009 were as follows: Mr. Hall — $766,495; Mr. Lafond — $ 266,302; Mr. Schwartz — $238,270; Mr. Waern — $210,265; and Mr. Kutnick — $210,238, and are reported under Non-Equity Incentive Plan Compensation in the Summary Compensation Table. See “Short-Term Incentive Compensation (Cash Bonuses)” in the Compensation Discussion and Analysis for additional information.

(2)

Represents performance-based Restricted Stock Units (PRSUs) and stock-settled Stock Appreciation Rights (SARs) awarded on February 15, 2008 under our 2003 Long-Term Incentive Plan. The target number of PRSUs (100%) originally awarded on that date was subject to adjustment ranging from 0% (threshold) to 200% (maximum) based solely upon achievement of a specified financial performance objective, and was adjusted to 75.1% of target on February 11, 2009 upon final determination by the Committee of achievement of this objective. The number of PRSUs finally awarded to the named executive officers on account of the 2008 grant was as follows: Mr. Hall — 167,353; Mr. Lafond — 46,645; and Messrs. Schwartz, Waern and Kutnick — 23,294. The number of SARs was fixed on the award date. The PRSUs and SARs vest 25% per year commencing February 15, 2009, subject to continued employment on the vesting date. See “Long-Term Incentive Compensation (Equity Awards)” in the Compensation Discussion and Analysis for additional information.

(3)	Represents the closing price of our Common Stock on the New York Stock Exchange on the grant date.

(4)	Represents the full grant date fair value of the PSRUs and SARs computed under SFAS 123(R) and adjusted, in the case of PRSUs, for the actual number of PRSUs awarded to correspond to financial statement expense. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting period. The dollar amount recognized for 2008 financial statement reporting purposes in accordance with SFAS 123(R) is included in amounts reported in the Summary Compensation Table above under “Stock Awards” (for PRSUs) and “Option Awards” (for SARs) columns. These amounts reflect the Company’s accounting expense over the award’s vesting schedule, and may not correspond to the actual value that will be received by the named executive officers. For additional information concerning the related SFAS 123(R) calculations, including the assumptions used in these calculations, see Note 9 – Stock-Based Compensation—to the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

Only our Chief Executive Officer, Mr. Hall, is a party to long-term employment agreement with the Company.

Mr. Hall – Employment Agreement in Effect during 2006.  Mr. Hall entered into an Employment Agreement with the Company effective August 4, 2004 (the “2004 Agreement”). Under the 2004 Agreement, Mr. Hall agreed to serve as our Chief Executive Officer through July 31, 2007, and thereafter for subsequent one-year periods unless either party provided ninety days written notice not to renew. During the term of the 2004 Agreement, we agreed to include Mr. Hall in our slate of nominees to be elected to our Board.

Under the 2004 Agreement, Mr. Hall’s initial base salary was $650,000, subject to annual adjustments by our Board or Compensation Committee. Mr. Hall’s annual target bonus was equal to 100% of his base salary and was based on the achievement of specified company and individual objectives. Mr. Hall’s bonus could be higher or lower than the target bonus amount based on over or under achievement of the objectives, but in no event could the bonus exceed 200% of his base salary. Mr. Hall’s bonus for the first twelve months of his employment was guaranteed at 100% of his target bonus. Additionally, we agreed to provide Mr. Hall with an automobile and a driver during his employment term.

Pursuant to the 2004 Agreement, Mr. Hall received a grant on August 16, 2004 of options to purchase 800,000 shares of our Common Stock at a price of $12.11 per share. These stock options vest in four equal annual installments on the anniversary of the date of grant. Mr. Hall also received a grant of 500,000 shares of restricted stock on October 15, 2004. The restrictions on these shares lapse upon the earlier of (a) our Common Stock trading at or above specified average price targets for 60 consecutive trading days, or (b) a Change In Control (as defined below). The price targets are an average of the high and low selling price of at least $20 for the first 300,000 shares, $25 for the next 100,000 shares and $30 for the remaining 100,000 shares. In November 2005, Mr. Hall’s 2004 500,000 share restricted stock award was cancelled and replaced with a new award for the same amount of shares and on similar terms under our stockholder-approved 2003 Long-Term Incentive Plan (“2003 Plan”). This action was undertaken to permit the Company to take a tax deduction when and if the restrictions lapse on the restricted stock award, which would not been permissible in the award’s original form because the award had been made as an inducement grant, and not pursuant to a stockholder-approved plan. In May 2007, restrictions lapsed on the first 300,000 shares of this restricted stock award.

Mr. Hall – Employment Agreement dated February 15, 2007.  On February 15, 2007, Gartner entered into an Employment Agreement with Mr. Hall, with an effective date of January 1, 2007, pursuant to which Mr. Hall will serve as chief executive officer of the Company (the “2007 Agreement”). The 2007 Agreement supersedes the 2004 Agreement described above.

The 2007 Agreement has an initial term of five years (expiring December 31, 2011), with automatic one year renewals commencing on the fifth anniversary, and continuing each year thereafter, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term. Under the 2007 Agreement, Mr. Hall is entitled to:

•	an annual base salary (initially set at $702,975 in 2007), subject to adjustment on an annual basis by the Compensation Committee;

•

an annual target bonus under the Company’s executive bonus program equal to 100% of his annual base salary and payable based upon achievement of specified Company and individual objectives. The bonus actually paid may be higher or lower than target based upon over- or under- achievement of these objectives, subject to a maximum actual bonus of 200% of base salary;

•

an annual long-term incentive award with an aggregate value at least equal to $7,000,000 minus the sum of base salary and target bonus for the year of grant (the “Annual Incentive Award”). Each year’s Annual Incentive Award will be divided between restricted stock units and stock appreciation rights, with the number of restricted stock units being subject to adjustment for over- or under- achievement of Company objectives. For 2008, the Annual Incentive Award had an aggregate value of $5,762,000, will vest over 4 years assuming continued service, with 70% of the value allocated to PRSUs and 30% allocated to SARs; and

•	all benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability.

In addition, Mr. Hall is entitled to be nominated for election to the board of directors during his employment term, and is entitled to an automobile and driver during the employment term.

2008 Amendment.  In December 2008, the 2007 Agreement was amended and restated to specify Mr. Hall’s current base salary, to include technical provisions required to ensure compliance with Code Section 409A and amendments to certain severance provisions to maintain deductibility pursuant to a recent revenue ruling under Code Section 162(m). Pursuant to Section 409A, the amendment added provisions requiring a delay in payment of benefits of six (6) months upon a separation of service in certain circumstances and other technical provisions. In connection with the revenue ruling, the amendment provided that, upon termination other than in connection with a Change In Control, performance-based Annual Incentive Awards will vest if, when and to the extent the performance criteria are satisfied, and the severance payment component related to bonus will be based upon the average of the prior three years earned bonuses, and not on current performance-based target bonus (which can be adjusted depending upon achievement of applicable performance criteria).

Termination and Related Payments – Mr. Hall.  Mr. Hall’s employment is at will and may be terminated by him or us upon 60 days’ notice. If we terminate Mr. Hall’s employment involuntarily and without Business Reasons (as defined in the 2007 Agreement) or a Constructive Termination (as defined in the 2007 Agreement) occurs, or if we do not renew the 2007 Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the 2007 Agreement, then, subject to Mr. Hall signing and not revoking a general release of claims against the Company, Mr. Hall will be entitled to receive:

•

base salary and paid time off (“PTO”) accrued through the termination date, plus continued base salary for a period of thirty-six (36) months following the termination date, paid in accordance with the Company’s regular payroll schedule;

•	any earned but unpaid bonus from the prior fiscal year which will be paid at the same time as bonuses for such fiscal year are paid to other Company executives;

•	300% of average earned annual bonuses for the three years preceding the year in which the termination date occurs, payable in a lump sum;

•

36 months’ continued vesting in accordance with their terms (including achievement of applicable performance objectives) of all outstanding stock options and Annual Incentive Awards (all such awards with an exercise feature will remain exercisable for 30 days following the last day of such 36 month continued vesting period, subject to the maximum term of the award);

•	a lump sum payment in cash equal to 75% of any Annual Incentive Awards that have accrued, but have not been granted, prior to the termination date; and

•

reimbursement for premiums incurred to continue group health benefits (or, at the Company’s election, to obtain substantially similar health benefits through a third party carrier) for thirty-six (36) months for Mr. Hall, his spouse and any children, provided that Mr. Hall makes the appropriate COBRA election.

Payment of severance amounts is conditioned upon execution of a release and compliance with 36 month non-competition and non-solicitation covenants set forth in the 2007 Agreement, and in certain circumstances, payment will be delayed for six months following termination under Code Section 409A.

In the event of a Change In Control (defined below), Mr. Hall will be entitled to receive the following:

•	accrued base salary and PTO through the Change In Control date, plus three times base salary then in effect, payable upon the Change In Control;

•	earned but unpaid bonus from the prior fiscal year plus three times the target bonus for the fiscal year in which the Change In Control occurs, payable upon a Change In Control;

•	accrued but ungranted Annual Incentive Awards, granted immediately prior to the Change In Control;

•

continuation of group health benefits at the Company’s cost pursuant to the Company’s standard programs for three years following the Change In Control for Mr. Hall, his spouse and any children; thereafter, to the extent COBRA is applicable, continuation of health benefits for such persons at Mr. Hall’s cost, for a period of 18 months or such longer period as may be applicable under the Company’s policies then in effect, provided that Mr. Hall makes the appropriate election and payments;

•

automatic vesting of all outstanding stock options and Annual Incentive Awards (at target in the case of performance-based equity awards as to which the related performance adjustment has not yet occurred upon the Change In Control); and

•

an amount sufficient to fund the payment (“Gross-Up Payments”) for any excise tax imposed by Code Section 4999 on any payment received upon a Change In Control that would constitute a “parachute payment” within the meaning of Code Section 280G, together with any income, employment and excise taxes (including interest and penalties) imposed on the Gross Up Payment.

The Gross-Up Payments benefit was negotiated when Mr. Hall joined the Company in 2004, and was retained in the negotiation of the 2007 Agreement. The 2007 Agreement was intended to enhance, not reduce, Mr. Hall’s employment terms as set forth in the 2004 Agreement in recognition of his exceptional performance and in exchange for his agreement to serve as our Chief Executive Officer for an additional four years beyond the term of the 2004 Agreement. In addition, the 2004 Agreement provided that Mr. Hall was entitled to these benefits whether or not his employment was terminated in connection with the Change In Control, but if his employment was terminated within 12 months following a Change In Control, he would not be entitled to any additional severance payments. For the reasons cited above, this provision likewise was retained in the 2007 Agreement.

The 2007 Agreement utilizes the 2003 Plan definition of “Change In Control” which currently provides that a Change In Control will occur when (i) any person becomes the beneficial owner of 50% of our voting securities, (ii) there is a merger or consolidation of Gartner with another company and our outstanding securities represent less than 50% of the voting securities of the combined entity, (iii) there is a completed sale of all or substantially all of our assets and (iv) there is a change in the composition of our Board occurring within a one year period, as a result of which fewer than a majority of the directors on the board remain.

Termination and Related Payments – Other Executive Officers.  In the event of termination for cause, voluntary resignation or as a result of death, disability or retirement, no severance benefits are provided. In the event of termination without cause (including in connection with a Change in Control), Gartner’s Executive Benefits Program (the “Program”), discussed above under Additional Compensation Elements in the Compensation Discussion and Analysis, provides that each of our executive officers will be entitled to receive the following severance benefits:

•	base salary then in effect for 12 months plus any used PTO not to exceed 25 days (paid in accordance with Gartner’s regular payroll schedule); and

•

reimbursement for COBRA premiums to continue group health benefits pursuant to our standard programs for the executive, the executive’s spouse and any children for 12 months after the termination date;

In order to receive severance benefits, the Program provides that executive officers who are terminated are required to execute and comply with a separation agreement and release of claims in which, among other things, the executive reaffirms his or her commitment to confidentiality and non-competition obligations (that bind all employees for one year following termination of employment) and releases the Company from various employment related claims. In addition, in the case of named executive officers (other than Mr. Hall), severance will not be paid to any executive who refuses to accept an offer of comparable employment from Gartner or who does not cooperate or ceases to cooperate when being considered for a new position with Gartner, in each case as determined by the Company.

In the event of a Change In Control (as defined in the 2003 Plan), if the executive is terminated without cause within 12 months after the Change In Control, all of the executive’s outstanding equity awards will immediately vest in full (at target in the case of performance-based equity awards as to which the related performance adjustment has not yet occurred on termination), and those which are exercisable can be exercised for 12 months following the termination date. Finally, under certain circumstances, payments and release of shares may be delayed for six months following termination under Code Section 409A.

Death, Disability and Retirement.  In the case of termination due to death, disability or retirement, each named executive officer is entitled to immediate vesting of all options, RSUs and SARs that would have vested (assuming continued service) during the 12 months following termination, except for performance-based RSUs that will automatically vest if, when and to the extent they vest pursuant to a related performance adjustment within 12 months of termination. Additionally, options and SARs remain exercisable for the earlier of the expiration date or one year from the date of termination. In the event of termination for any other reason, any unexercised options and SARs remain exercisable for the earlier of the expiration date or 90 days from the date of termination (excluding any period during which trading is prohibited under our insider trading policy).

We use standard definitions of retirement and disability. Retirement is defined in the 2003 Plan as termination of employment if (i) on the date of termination, the employee is at least 55 years old and has at least 5 years continued service and (ii) the sum of the employee’s age and years of continued service equals at least 65. None of the named executive officers, with the exception of Mr. Schwartz, qualified for a retirement benefit at December  31, 2008. Disability is defined in the 2003 Plan as total and permanent disability.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

“Employment Agreements With Executive Officers” above contains a detailed discussion of the payments and other benefits to which our CEO and other named executive officers are entitled in the event of termination of employment or upon a Change In Control.

The table set forth below quantifies amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to our named executive officers (other than Mr. Hall) had their employment been terminated on December 31, 2008 as a result of (1) involuntary termination without cause and/or constructive termination, (2) death, disability or retirement and (3) a Change In Control. See Outstanding Equity Awards At Fiscal Year End Table below for a list of unvested equity awards at the end of 2008. Each named executive officer would also be entitled to receive the balance in his deferred compensation plan account. See the Non-Qualified Deferred Compensation Table below for balances.

Named Executive Officer	Involuntary termination (severance benefits) (1)	Acceleration of unvested equity awards (death, disability or retirement) (2)	Acceleration of unvested equity awards (Change In Control) (3)	Total Change In Control (1), (3)
Christopher J. Lafond	419,292	967,485	2,912,090	3,331,382
Lewis G. Schwartz	378,260	483,609	1,455,350	1,833,610
Per Ander Waern	333,907	146,901	606,523	940,430
Dale Kutnick	333,172	483,609	1,455,350	1,788,522

(1)	Represents 12 months’ base salary plus the amount of health insurance premiums for the executive, his spouse and immediate family for 12 months (at premiums in effect on December 31, 2008 (the “Termination Date”)). Since the executive must be employed on the bonus payment date (February 2009) in order to receive earned but unpaid 2008 bonus, in the event of termination on December 31, 2008, 2008 bonus would have been forfeited and, therefore, is excluded. See “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above for these bonus amounts. The executive would also be entitled to receive any accrued personal time off (PTO) at December 31, 2008.

(2)	Represents (x) the fair market value using the closing price of our Common Stock on December 31, 2008, or $17.83 (“Year End Price”), of unvested RSUs that would have vested within 12 months following the Termination Date (as adjusted in the case of performance-based RSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money options and SARs that would have vested within 12 months following the Termination Date, multiplied by the number of such options and SARs, as the case may be. To realize this value, the executive or his estate had to sell all resultant shares on that date. Only Mr. Schwartz was retirement eligible (as defined by Gartner) at December 31, 2008.

(3)	Represents (x) the fair market value using the Year End Price of all unvested RSUs on the Termination Date (at target in the case of unadjusted performance-based RSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money options and SARs that were not vested on the Termination Date, multiplied by the number of such options and SARs, as the case may be. To realize this value, the executive had to sell all resultant shares on that date.

The table set forth below quantifies amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to Mr. Hall had his employment been terminated on December 31, 2008 as a result of (1) involuntary termination without cause and/or constructive termination, (2) death, disability or retirement and (3) a Change In Control. See Outstanding Equity Awards At Fiscal Year End Table below for a list of Mr. Hall’s unvested equity awards at the end of 2008. Mr. Hall would also be entitled to receive the balance in his deferred compensation plan account. See the Non-Qualified Deferred Compensation Table below.

Involuntary termination (severance) (1)	Involuntary termination (continued vesting of equity awards) (2)	Total Involuntary termination (1), (2)	Death, disability or retirement (acceleration of unvested equity awards) (3)	Change in Control (acceleration of unvested equity awards) (4)	Change in Control (excise tax and gross up) (5)	Total Change in Control (1), (4), (5)
5,082,441	8,982,394	14,064,835	3,605,741	10,717,699	—	15,800,140

(1)	Represents (w) three years’ base salary, (x) unpaid 2008 bonus, (y) 300% of 2008 target bonus and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect at the end of 2008). Mr. Hall would also be entitled to receive any accrued PTO at December 31, 2008.

(2)	Represents (x) the fair market value using the Year End Price of unvested RSUs that would have vested within 36 months following the Termination Date (as adjusted in the case of performance-based RSUs), plus (y) the spread between the Year End Price and the exercise price for all in-the-money options and SARs that would have vested within 36 months following the Termination Date, multiplied by the number of such options and SARs, as the case may be. To realize this value, Mr. Hall had to sell all resultant shares on that date.

(3)	Represents (x) the fair market value using the Year End Price of unvested RSUs that would have vested within 12 months following the Termination Date (as adjusted in the case of performance-based RSUs), plus (y) the spread between the Year End Price and the exercise price for all in-the-money options and SARs that would have vested within 12 months following the Termination Date, multiplied by the number of such options and SARs, as the case may be. To realize this value, Mr. Hall or his estate had to sell all resultant shares on that date. Mr. Hall was not retirement eligible (as defined by Gartner) at December 31, 2008.

(4)	Represents (x) the fair market value using the Year End Price of all unvested RSUs on the Termination Date (at target in the case of unadjusted performance-based RSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money options and SARs that were not vested on the Termination Date, multiplied by the number of such options and SARs, as the case may be. To realize this value, Mr. Hall had to sell all resultant shares on that date.

(5)	Had Mr. Hall been terminated on December 31, 2008 in connection with a Change In Control, no payments to Mr. Hall would have constituted excess parachute payments under Code Section 280G and regulations issued thereunder, nor would any related Gross-Up Payments been made.

TERMS OF AWARDS TO EXECUTIVE OFFICERS

Our Compensation Discussion and Analysis contains a detailed description of the terms of our 2008 non-equity cash incentive compensation awards to executive officers (our short-term incentive compensation, or 2008 cash bonus awards), and the terms of our 2008 equity incentive compensation awards to executive officers (our long-term incentive compensation, or PRSU and SAR awards) under “How the Company Determines Executive Compensation Elements” on page 25.

Non-equity incentive compensation.  The threshold, target and maximum amounts of the non-equity short-term incentive compensation (cash bonuses) payable to the named executive officers are reported in the Grants of Plan – Based Awards Table, under “Possible Payouts Under Non-Equity Incentive Plan Awards.” As noted in the Compensation Discussion and Analysis, in 2008 we exceeded the target attainment levels for short-term incentive compensation awards, and earned bonuses for executive officers were approximately 105.86% of targeted amounts and were paid in February 2009. These amounts are reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table and in footnote (1) to the Grants of Plan – Based Awards Table.

Equity incentive compensation.  The SFAS 123(R) dollar amounts recognized for 2008 financial statement reporting purposes of the outstanding PRSUs and SARs at December 31, 2008 are included in the amounts reported in the “Stock Awards” and “Option Awards” columns, respectively, of the Summary Compensation Table. The threshold, target and maximum number of PRSUs, and the number of SARs, awarded to the named executive officers in 2008 are reported in the Grants of Plan—Based Awards Table under “Possible Payouts Under Equity Incentive Plan Awards.” As noted in the Compensation Discussion and Analysis, in 2008 we fell slightly short of the target attainment level for long-term incentive compensation awards, and the actual number of PRSUs eligible to vest, as determined by the Committee, was 75.1% of the targeted amounts and are reported in footnote (2) to the Grants of Plan – Based Awards Table. The SFAS 123(R) full grant date fair value for each award (adjusted for the actual number of PRSUs awarded) is included in the “Grant Date Fair Value of Stock and Option Awards” column of the Grants of Plan-Based Awards Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

This table provides information on the current option (including stock appreciation rights) and stock (including restricted stock and restricted stock unit) awards held by named executive officers at December 31, 2008. Per SEC rules, each equity grant is shown separately for each named executive officer. All performance and market criteria associated with these awards (except for Mr. Hall’s remaining 200,000 share restricted stock award) have been fully satisfied, and the award is fixed. The market value of the stock awards is based on the closing price of our Common Stock on the New York Stock Exchange on December 31, 2008, which was $17.83. Upon exercise of, or release of restrictions on, these awards, the number of shares ultimately issued to each executive may be reduced on account of shares withheld by Gartner for tax purposes or as payment of exercise price.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexer- cised Options (#) Exercis- able	Number of Securities Underlying Unexercised Options (#) Unexercis- able	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
E. Hall	785,885		12.11	8/16/14
E. Hall (1), (4)	200,000	200,000	14.44	5/15/13	167,790	2,991,696
E. Hall (2), (4)	52,535	157,604	21.85	2/15/14	172,449	3,074,766
E. Hall (3), (4)	—	271,460	18.10	2/15/15	167,353	2,983,904
E. Hall (5)							200,000	3,566,000
C. Lafond	4,500		13.69	8/15/10
C. Lafond	30,000		11.12	2/15/12
C. Lafond	20,000		9.05	12/13/12
C. Lafond	100,000		12.49	10/21/13
C. Lafond	40,000		12.49	6/7/14
C. Lafond	117,000		10.59	6/15/12
C. Lafond (1), (4)	72,000	72,000	14.44	5/15/13	39,480	703,928
C. Lafond (2), (4)	14,637	43,910	21.85	2/15/14	48,045	856,642
C. Lafond (3), (4)	—	75,662	18.10	2/15/15	46,645	831,680
L. Schwartz	50,000		11.44	2/3/14
L. Schwartz	40,000		12.49	6/7/14
L. Schwartz	80,000		10.59	6/15/12
L. Schwartz (1), (4)	36,000	36,000	14.44	5/15/13	19,740	351,964
L. Schwartz (2), (4)	7,319	21,954	21.85	2/15/14	24,022	428,312
L. Schwartz (3), (4)	—	37,784	18.10	2/15/15	23,294	415,332
P. A. Waern	4,400		9.10	11/28/11
P. A. Waern	12,000		12.45	6/1/14
P. A. Waern	12,000		10.59	6/15/12
P. A. Waern (6)					3,000	53,490
P. A. Waern (2)					2,745	48,943
P. A. Waern (3), (4)	—	37,784	18.10	2/15/15	23,294	415,332
D. Kutnick	104,000		10.59	6/15/12
D. Kutnick (1), (4)	36,000	36,000	14.44	5/15/13	19,740	351,964
D. Kutnick (2), (4)	7,319	21,954	21.85	2/15/14	24,022	428,312
D. Kutnick (3), (4)	—	37,784	18.10	2/15/15	23,294	415,332

(1)	Vest 25% per year commencing 5/15/07.

(2)	Vest 25% per year commencing 2/15/08.

(3)	Vest 25% per year commencing 2/15/09.

(4)	The amounts shown under Option Awards represent stock appreciation rights that will be settled in stock upon exercise; accordingly, the number of shares received on exercise will be less than the number of stock appreciation rights held by the executive.

(5)	Vest when the average of the high and low daily selling price of our Common Stock for 60 consecutive trading days is at least $25 for the first 100,000 shares and $30 for the remaining 100,000 shares.

(6)	Vest 25% per year commencing 4/3/07.

OPTION EXERCISES AND STOCK VESTED TABLE

This table provides information for the named executive officers for options that were exercised, and stock awards that vested, during 2008 on an aggregate basis, and, in the case of stock awards, does not reflect shares withheld by the Company for taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($)(3)
Eugene A. Hall	274,115	3,656,359	141,378	2,992,679
Christopher J. Lafond	22,500	206,715	35,756	749,239
Lewis G. Schwartz	44,000	719,363	17,878	374,620
Per Anders Waern	12,500	97,447	2,416	51,260
Dale Kutnick	—	—	17,878	374,620

(1)	Represents the difference between the market price of our Common Stock at exercise and the exercise price for all options exercised during the year.

(2)	Includes restricted stock units awarded in prior years as long-term incentive compensation that released in 2008.

(3)	Represents the number of shares that released during the year multiplied by the market price of our Common Stock on the release date.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The Company maintains a Non-Qualified Deferred Compensation Plan for certain officers and key personnel whose aggregate compensation in 2008 was expected to exceed $200,000. This plan currently allows qualified U.S.-based employees to defer up to 50% of annual salary and/or up to 100% of annual bonus earned in a fiscal year. In addition, in 2008 the Company made a contribution to the account of each named executive officer who deferred compensation equal to the amount of such executive’s contribution (up to 4% of base salary and bonus), less $6,200. Deferred amounts are deemed invested in several independently-managed investment portfolios selected by the participant for purposes of determining the amount of earnings to be credited by the Company to that participant’s account. The Company may, but need not, acquire investments corresponding to the participants’ designations.

Upon termination of employment for any reason, all account balances will be distributed to the participant in a lump sum, except that a participant whose account balance is in excess of $25,000 may defer distributions for an additional year, or elect to receive the balance in 20, 40 or 60 quarterly installments. In the event of an unforeseen emergency (which includes a sudden and unexpected illness or accident of the participant or a dependent, a loss of the participant’s property due to casualty or other extraordinary and unforeseeable circumstance beyond the participant’s control), the participant may request early payment of his or her account balance, subject to approval.

The following table provides information (in dollars) concerning contributions to the Plan in 2008 by the participating named executive officers, the Company’s matching contribution, 2008 earnings and account balance at year end. During 2008, there were no withdrawals by, or distributions to, any named executive officer.

Name	Executive Contributions in 2008 (1)	Company Contributions in 2008 (2)	Aggregate Earnings (loss) in 2008	Aggregate Balance at 12/31/08
Eugene A. Hall	60,843	54,643	(89,324)	191,711
Christopher J. Lafond	27,798	21,598	(35,535)	89,827
Lewis G. Schwartz	24,872	18,672	(26,741)	83,063
Dale Kutnick	13,144	6,944	(2,984)	17,103

(1)	The amount of Executive Contributions is included in the Base Salary and/or Non-Equity Incentive Compensation amounts reported for the named executive officer in the Summary Compensation Table.

(2)	Company Contributions are included in the “All Other Compensation” column of the Summary Compensation Table, and in the “Company Match Under Non-qualified Deferred Compensation Plan” column of the Other Compensation Table for the named executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of shares of our Common Stock as of April 15, 2009 (including shares that will be released or become exercisable with 60 days following April 15, 2009) by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent of our Common Stock, (ii) each of our directors, (iii) each named executive officer, and (iv) all directors, named executive officers and other current executive officers as a group. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06902. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of our Common Stock shown as beneficially owned by them. To the Company’s knowledge, none of these shares has been pledged.

Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Michael J. Bingle(1)	11,975,518	12.8%
Richard J. Bresser	4,791	*
Karen E. Dykstra (2)	14,423	*
Russell P. Fradin (2)	5,574	*
Anne Sutherland Fuchs (3)	50,365	*
William O. Grabe (3)	105,365	*
Max D. Hopper (4)	60,791	*
John R. Joyce (1)	11,975,518	12.8%
Stephen G. Pagliuca (5)	80,358	*
James C. Smith (6)	1,006,493	1.1%
Jeffrey W. Ubben (7)	20,812,013	22.2%
Eugene A. Hall (8)	1,876,264	2.0%
Christopher Lafond (9)	508,414	*
Lewis G. Schwartz (10)	267,235	*
Per Anders Waern (11)	43,747	*
Dale Kutnick (12)	529,485	*
All current directors, named executive officers and other current executive officers as a group (24 persons) (13)	38,161,085	39.2%
Silver Lake Partners, L.P. and affiliates (1) 2725 Sand Hill Road, Suite 150, Menlo Park, CA 94025	11,975,518	12.8%
ValueAct Capital Master Fund, L.P. (14) 435 Pacific Avenue, 4th floor, San Francisco, CA 94133	20,790,013	22.1%
Baron Capital Group, Inc. (15) 767 Fifth Avenue, New York, NY 10153	8,473,790	9.0%
Marathon Asset Management LLP (16) Upper St. Martin’s Lane, London WC2H 9EA UK	7,027,240	7.5%
Royce & Associates, LLC 1414 Avenue of the Americas, New York, NY	5,475,900	5.8%

*	Less than 1%

(1)	Includes 11,028,324 shares owned directly by Silver Lake Partners, L.P.; 316,903 shares owned directly by Silver Lake Investors, L.P.; and 630,291 shares owned directly by Silver Lake Technology Investors, L.L.C. Silver Lake Technology Associates, L.L.C. is the General Partner of each of Silver Lake Partners, L.P. and Silver Lake Investors, L.P. Silver Lake Technology Management, L.L.C. is the manager of Silver Lake Technology Investors, L.L.C. Each of Mr. Bingle and Mr. Joyce is a Managing Director of Silver Lake Technology Associates, L.L.C. and of Silver Lake Technology Management, L.L.C. and, as such, could be deemed to have shared voting or dispositive power over these shares. However, each of Mr. Bingle and Mr. Joyce disclaims beneficial ownership in these shares, except to the extent of his pecuniary interest therein.

(2)	Includes 2,998 restricted stock units (“RSUs”) that will be released on June 5, 2009 (the “2008 Director RSU Award”).

(3)	Includes 21,000 shares issuable upon the exercise of options and the 2008 Director RSU Award.

(4)	Includes 21,000 shares issuable upon the exercise of options.

(5)	Includes 21,000 shares issuable upon exercise of options, the 2008 Director RSU Award, and 10,000 shares held by members of Mr. Pagliuca’s immediate family as to which Mr. Pagliuca may be deemed a beneficial owner.

(6)	Includes the 2008 Director RSU Award, and 50,000 shares held by members of Mr. Smith’s immediate family and 211,900 shares held by a family foundation as to which Mr. Smith may be deemed a beneficial owner.

(7)	Includes 22,000 shares issuable upon exercise of options. Also includes the shares owned by ValueAct Capital Master Fund, L.P. as to which Mr. Ubben may be deemed a beneficial owner. Mr. Ubben disclaims beneficial ownership in the ValueAct shares, except to the extent of his pecuniary interest therein.

(8)	Includes 200,000 shares of restricted stock, none of which have vested. Also includes 83,895 RSUs, and 785,885 and 472,935 shares issuable upon the exercise of stock options and stock appreciation rights (“SARs”), respectively.

(9)	Includes 19,740 RSUs, and 311,500 and 156,190 shares issuable upon the exercise of stock options and SARs, respectively.

(10)	Includes 9,870 RSUs that will be released, and 170,000 and 78,083 shares issuable upon the exercise of stock options and SARs, respectively. Also includes 10 shares held by a member of Mr. Schwartz’ immediate family as to which Mr. Schwartz may be deemed a beneficial owner.

(11)	Includes 1,500 RSUs that will be released, and 28,400 and 9,446 shares issuable upon the exercise of stock options and SARs, respectively.

(12)	Includes 9,870 RSUs that will be released, and 104,000 and 78,083 shares issuable upon the exercise of stock options and SARs, respectively. Also includes 12,800 shares held by members of Mr. Kutnick’s immediate family, as to which Mr. Kutnick may be deemed a beneficial owner, and 126,700 shares held in Mr. Kutnick’s IRA account.

(13)	Includes 178,509 RSUs that will be released, and 1,801,275 and 1,114,720 shares issuable upon the exercise of stock options and SARs, respectively. Also includes 200,000 shares of restricted stock held by Mr. Hall, and the Silver Lake and ValueAct shares.

(14)	These shares are owned directly by ValueAct Capital Master Fund, L.P. (the “Fund”) and may be deemed to be beneficially owned by (i) VA Partners I, LLC, the General Partner of the Fund, (ii) ValueAct Capital Management, L.P., the manager of the Fund, (iii) ValueAct Capital Management, LLC, the General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P., the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC, the General Partner of ValueAct Holdings, L.P.

(15)	Includes 8,473,790 shares beneficially owned by Baron Capital Group, Inc. and Ronald Baron, who disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than Baron Capital Group, Inc. and Ronald Baron; also includes 8,372,500 shares beneficially owned by BAMCO, Inc. and 101,290 shares beneficially owned by Baron Capital Management, Inc., who disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, Inc., Baron Capital Management, Inc. and their affiliates.

(16)	Includes shares beneficially owned by Marathon Asset Management LLP (an investment adviser) and by various control persons including M.A.M. Investments Ltd., Marathon Asset Management (Services) Ltd, William James Arah, Jeremy John Hosking and Neil Mark Ostrer, all of whom disclaim beneficial ownership of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. Based solely on our review of the reports received by us, or written representations from certain reporting persons, we believe that all reports were timely filed.

TRANSACTIONS WITH RELATED PERSONS

Gartner is a provider of comprehensive research coverage of the IT industry to approximately 10,000 client organizations, including approximately 400 Fortune 500 companies across 80 countries. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities in which one of our directors, executive officers or a greater than 5% owner of our stock, or immediate family member of any of them, may also be a director, executive officer, partner or investor, or have some other direct or indirect interest. We will refer to these transactions generally as related party transactions.

Our Governance Committee reviews all related party transactions to determine whether any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, has a material direct or indirect interest, or whether the independence from management of our directors may be compromised as a result of the relationship or transaction. Our Board Principles and Practices, which are posted on www.investor.gartner.com, require directors to disclose all actual or potential conflicts of interest regarding a matter being considered by the Board or any of its committees and to recuse themselves from that portion of the Board or committee meeting at which the matter is addressed to permit independent discussion. Additionally, the member with the conflict must abstain from voting on any such matter. The Governance Committee is charged with resolving any conflict of interest issues brought to its attention and has the power to request the Board to take appropriate action, up to and including requesting the involved director to resign. Our Audit Committee and/or Board of Directors reviews and approves all material related party transactions involving our directors in accordance with applicable provisions of Delaware law and with the advice of counsel, if deemed necessary.

The Company maintains a written conflicts of interest policy which is posted on our intranet and prohibits all Gartner employees, including our executive officers, from engaging in any personal, business or professional activity which conflicts with or appears to conflict with their employment responsibilities and from maintaining financial interests in entities that could create an appearance of impropriety in their dealings with the Company. Additionally, the policy prohibits all Gartner employees from entering into agreements on behalf of Gartner with any outside entity if the employee knows that the entity is a related party to a Gartner employee; i.e., that the contract would confer a financial benefit, either directly or indirectly, on a Gartner employee or his or her relatives. All potential conflicts of interest and related party transactions involving Gartner employees must be reported to, and pre-approved by, the General Counsel.

In 2008, there were no related party transactions in which any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, had or will have a direct or indirect material interest.

MISCELLANEOUS

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties may communicate with any of our directors by writing to them c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904-2212. All communications other than those which on their face are suspicious, inappropriate or illegible will be delivered to the director to whom they are addressed.

AVAILABLE INFORMATION

Our website address is www.gartner.com. The investor relations section of our website is located at www.investor.gartner.com and contains, under the “Corporate Governance” link, printable and current copies of our (i) CEO & CFO Code of Ethics which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers, (ii) Code of Business Conduct, which applies to all Gartner officers, directors and employees, (iii) Principles of Ethical Conduct which applies to all employees, (iv) Board Principles and Practices, the corporate governance principles that have been adopted by our Board and (v) charters for each of the Board’s standing committees: Audit, Compensation and Governance/Nominating. This information is also available in print to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904—2212.

SOLICITATION OF PROXIES

This solicitation of proxies is being made by the Company and we will bear the entire cost of this solicitation, including costs associated with mailing the Notice of Internet Availability of Proxy Materials and related internet access to proxy materials, the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material that we may provide to stockholders. In addition, we have retained Georgeson Inc. to act as proxy solicitor in conjunction with the meeting and have agreed to pay that firm $7,500, plus reasonable out of pocket expenses, for proxy solicitation services. Georgeson will provide general advice concerning solicitation activities, conduct solicitation activities principally with banks, brokers, institutional investors and hedge funds, and consult with proxy advisory firms on our behalf as required. Gartner will request brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to solicit proxies from these persons and will pay the costs associated with such activities. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic mail and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR OUR 2010 ANNUAL MEETING

If you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials, we must receive your proposal by December 23, 2009 and it must otherwise comply with the rules of the SEC.

If you want to make a proposal for consideration at next year’s Annual meeting without having it included in our proxy materials, we must receive your proposal at least 90 days prior to the 2010 Annual Meeting. The proposal must contain: your name and address; the nature of the business to be proposed; a representation that you are a stockholder of record entitled to vote and, if applicable, that you intend to appear in person to introduce the business specified in the notice; a description of all arrangements or understandings between you and any person you intend to nominate for election; any other information regarding your proposal that would be required to be included in a proxy statement under the rules of the SEC had your proposal been made by management; and, if applicable, the consent of each person you intend to nominate to serve as a director. If we give less than 100 days’ notice of the 2010 Annual Meeting, we must receive your proposal within ten days after we give the notice. If we do not receive your proposal by the appropriate deadline, then it may not be brought before the 2010 Annual Meeting. Proposals should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008 has been filed with the Securities and Exchange Commission and will be sent to any stockholder, without charge, upon written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212. You may also obtain a copy at www.investor.gartner.com. A copy of the Annual Report on Form 10-K is also contained in our 2008 Annual Report to Stockholders, which accompanies this Proxy Statement.

THE BOARD OF DIRECTORS OF GARTNER, INC.

Lewis G. Schwartz

Corporate Secretary

Stamford, Connecticut

April 22, 2009

APPENDIX A

AMENDED AND RESTATED 2003 LONG-TERM INCENTIVE PLAN

GARTNER, INC.

2003 LONG-TERM INCENTIVE PLAN

As Amended and Restated Effective June 4, 2009

1. Purpose of the Plan. The purpose of this 2003 Long-Term Incentive Plan is to enable the Company to provide incentives to eligible employees, officers, consultants and directors whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain qualified personnel. This purpose will be effected through the granting of (a) stock options, (b) stock appreciation rights, (c) restricted stock awards, (d) restricted stock units, (e) long-term performance awards, and (f) director common stock equivalents.

2. Definitions.

(a) “Award” means an Option, SAR, Restricted Stock Award, Restricted Stock Unit, Long-Term Performance Award or Common Stock Equivalent awarded under the Plan.

(b) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means (i) Participant’s failure to perform his or her assigned duties or responsibilities (other than a failure resulting from disability) in such a manner as to cause material loss, damage or injury to the Company; (ii) gross negligence or serious misconduct by Participant in connection with the discharge of the duties of his or her position in such a manner as to cause material loss, damage or injury to the Company; (iii) Participant’s use of drugs or alcohol in such a manner as to materially interfere with the performance of his or her assigned duties; or (iv) Participant’s being convicted of, or entering a plea of nolo contendere to, a felony. In each instance, the foregoing acts and omissions shall not constitute Cause unless and until the Participant has been provided with written notice from the Company describing Participant’s act or omission that otherwise would constitute Cause and Participant’s failure to remedy such act or omission within 30 days of receiving written notice.

(e) “Change in Control” means:

(i) For Awards granted prior to January 1, 2009, the happening of any of the following:

(A) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (other than as a result of a repurchase of securities by the Company or in connection with a transaction described in clause (ii) below); or

(B) a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(C) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(D) a change in the composition of the Board occurring after approval of the Plan by the Company’s stockholders, as a result of which fewer than a majority of the Directors holding voting rights on the Board are Incumbent Directors.

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(ii) For Awards granted on or after January 1, 2009, the happening of any of the following:

(A) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (other than as a result of a repurchase of securities by the Company or in connection with a transaction described in clause (ii) below); or

(B) a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(C) the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

(D) a change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the Directors holding voting rights on the Board are Incumbent Directors;

provided, however, that with respect to any amount that constitutes “deferred compensation” (as defined under Section 409A) under this Plan or under another arrangement that incorporates by reference the definitions used in this Plan, if a Participant’s entitlement to payment of such deferred compensation would be triggered solely by the occurrence of a Change in Control (without a “separation from service” or other applicable payment event under Section 409A), or if a different form or timing of payment of such deferred compensation to a Participant would apply in the event of a Change in Control (with or without a “separation from service” or other payment trigger), accelerated vesting of such deferred compensation may occur upon a Change in Control as described in the preceding paragraphs of this Section 2(e), but payment will only be made upon a Change in Control or in accordance with a different form or timing that would apply in the event of a Change in Control if the circumstances also satisfy one of the following, which shall be construed to be consistent with the requirements of Treasury Regulation Section 1.409A-3(i)(5) (except to the extent that such regulations are superseded by subsequent guidance under Section 409A):

(I) Change in the ownership of the Company. A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.

(II) Change in the effective control of the Company. A change in the effective control of the Company shall occur on the date that either (A) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)(D)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (B) a majority of members of the Company’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of Company’s Board of Directors prior to the date of the appointment or election.

(III) Change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

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(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a Committee appointed by the Board in accordance with Section 11 to administer the Plan or, if no Committee is appointed, the entire Board.

(h) “Common Stock” means the Common Stock, par value $.0005 per share, of the Company.

(i) “Common Stock Equivalent” or “CSE” means a right to receive Shares in the future that may be granted to an Outside Director pursuant to Section 10.

(j) “Company” means Gartner, Inc., a Delaware corporation.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(l) “Director” means a member of the Board and, except for the purposes of determining the eligibility for grants of Options under Section 10, also means any Director Emeritus appointed in accordance with the Company’s Bylaws.

(m) “Employee” means any person, including any officer or Director, employed by the Company or any Parent or Subsidiary of the Company. A Director whose services to the Company are limited to services as a Director will not be considered “employed” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Existing Plans” means the Company’s 1991 Director Stock Option Plan, 1994 Long Term Option Plan and 1999 Stock Option Plan.

(p) “Fair Market Value” means, as of any date, the fair market value of the Common Stock as determined in good faith by the Committee. Absent a specific determination by the Committee to the contrary, the fair market value of the Common Stock will be the closing price of the Common Stock reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

(q) “Freestanding SARs” means a SAR granted under Section 6 without a related Option.

(r) “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(s) “Incumbent Directors” means Directors who either are (A) directors of the Company as of the date the Plan is approved by the Company’s stockholders, or (B) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors (or majority of the Incumbent Directors serving as members of any nominating or similar committee of the Board) at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors).

(t) “Long-Term Performance Award” means an award under Section 9. A Long-Term Performance Award will permit the recipient to receive a cash or stock bonus upon satisfaction of such Performance Objectives as the Committee may determine.

(u) “Nonstatutory Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

(v) “Option” means an option to purchase Shares of Common Stock granted under Section 5.

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(w) “Outside Director” means a Director who is not an Employee.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” means any person who receives an Award under the Plan.

(z) “Performance Objectives” means the performance objectives established under this Plan for Participants who receive grants of Long-Term Performance Awards or, if determined by the Committee, Restricted Stock Awards, Restricted Stock Units or other Awards. Performance Objectives with respect to any Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be limited to specified levels of, or increases in, the Company’s, Parent’s or Subsidiary’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes and amortization, core research contract value, total sales bookings, sales growth, gross margin return on investment, increase in the Fair Market Value of the Shares, share price (including, but not limited to, growth measures and total stockholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets. Any Performance Objective used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or of a Parent, Subsidiary or business unit of the Company, and/or (v) to the extent not otherwise specified by the definition of the Performance Objective, on a pre-tax or after-tax basis. The Committee shall appropriately adjust any evaluation of performance under a Performance Objective to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s, a Parent’s, Subsidiary’s or business units’ reported results. Except in the case of an Award intended to qualify under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or a Parent, Subsidiary or business unit of the Company, or other circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(aa) “Plan” means this 2003 Long-Term Incentive Plan, as amended and restated from time to time.

(bb) “Quarterly Compensation” means the retainer fee and committee fees, as applicable, that an Outside Director receives from the Company for each of the Company’s fiscal quarters.

(cc) “Restricted Stock” means shares of Common Stock that are subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions or the achievement of specified Performance Objectives.

(dd) “Restricted Stock Award” means a grant of Restricted Stock under Section 7 or the right to acquire Restricted Stock.

(ee) “Restricted Stock Unit” means a right to receive a share of Common Stock upon satisfaction of specified conditions or the achievement of specified Performance Objectives under Section 8.

(ff) “Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor rule, as in effect when discretion is being exercised with respect to the Plan.

(gg) “SAR” means a stock appreciation right granted under Section 6.

(hh) “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the Exchange Act.

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(ii) “Section 409A” shall mean Section 409A of the Code and the Treasury Regulations and other applicable guidance issued thereunder, as amended from time to time.

(jj) “Share” means a share of Common Stock, as adjusted in accordance with Section 12.

(kk) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ll) “Tandem SAR” means a SAR granted under Section 6 in connection with a related Option.

3. Shares Available Under the Plan.

(a) Subject to adjustment under Section 12, 24,928,000* Shares are reserved and available for distribution to Participants and their beneficiaries under the Plan.

(b) The following Shares will continue to be available for distribution under this Plan through the grant of additional Awards:

•	Shares subject to any Award that is canceled, expires or lapses for any reason;

•

Shares used to pay the exercise or purchase price under any Award, or to satisfy any tax withholding obligation attributable to any Award, whether such Shares are withheld by the Company upon exercise of the Award or are tendered by the Participant from previously owned Shares; and

•	Shares available under any Award to the extent the Award is settled in cash rather than Shares.

(c) The payment of stock dividends on outstanding Awards will not reduce the number of Shares available for distribution under the Plan.

4. Eligibility, Award Limits and Other General Matters.

(a) All Employees, Directors and Consultants selected by the Committee for their potential to contribute to the success of the Company are eligible to participate in this Plan. Only Employees are eligible to receive Incentive Stock Options.

(b) The following limits will apply to Awards under the Plan:

•

No participant may receive Options or Freestanding SARs or Tandem SARs during any one (1) fiscal year of the Company covering in the aggregate more than 2,000,000 Shares; provided, that a Share subject to a Tandem SAR and a related Option shall only count as one Share against this limitation.

•

No Participant may receive Restricted Stock Units, Restricted Stock Awards or, to the extent payable in or measured by the value of Shares, Long-Term Performance Awards during any one (1) fiscal year of the Company covering in the aggregate more than 1,000,000 Shares.

•

No Participant may receive Long-Term Performance Awards payable in cash and not measured by the value of Shares during any one (1) fiscal year of the Company covering an amount in excess of $2,500,000.

(c) The Committee, in its discretion, may grant Awards on terms and conditions that vary from Participant to Participant.

*	This reflects 9,928,000 shares reserved for issuance under the Plan upon its adoption in 2003, an increase of 11,000,000 shares in June 2005, and an increase of 4,000,000 shares in June 2009, for a total of 24,928,000 shares reserved for issuance under the Plan.

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(d) Each Award under this Plan will be evidenced by a written Award Agreement between the Company and the Participant in such form and containing such provisions, not inconsistent with this Plan, as the Committee, in its discretion, determines from time to time. CSEs will be evidenced by the Company on a book-entry basis and administered in accordance with this Plan.

(e) The Company may, but will not be required to, issue any fractional Share under the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(f) This Plan does not constitute a contract of employment, and adoption of the Plan or the grant of any Award will not confer upon any Employee any right to continued employment or interfere in any way with the right of the Company (or its Parent or any Subsidiary) to terminate the employment of any Employee at any time. This Plan or the grant of any Award does not confer upon any Director any right to continuation of service as a director or any right to nomination as a Director, or interfere in any way with any rights that a Director or the Company may have to terminate his or her directorship at any time.

(g) Unless otherwise determined by the Committee, Awards may not be sold, pledged, assigned, transferred or disposed of in any manner other than by will or the laws of descent or distribution, and during the lifetime of a Participant may be exercised only by a Participant. The Committee may, in its discretion, provide for the transfer of an Award by a Participant to any member of the Participant’s immediate family. In such case, the Award will be exercisable only by such transferee. Following transfer, any such Award will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. For purposes of this Section 4(g), a Participant’s “immediate family” shall mean any of the following who have acquired the Award from the Participant through a gift or domestic relations order: a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, and such other persons and entities as shall be eligible to be included as transferees in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, filed or to be filed by the Company to register shares of Common Stock to be issued upon the exercise of Awards granted under the Plan.

(h) Unless otherwise determined by the Committee, the date of grant of an Award will be the date on which the Committee makes the determination to grant such Award.

(i) The Committee may determine the manner in which the exercise price or purchase price is payable with respect to any Award, which may include: (i) cash in the form of currency or check or other cash equivalent acceptable to the Company; (ii) nonforfeitable, unrestricted Shares owned by the Participant which have a Fair Market Value at the time of exercise that is equal to the price payable by the Participant; (iii) net exercise, (iv) any other legal consideration that the Committee may deem appropriate, including restricted Shares or other Shares that are subject to risk or forfeiture or restrictions on transfer, on such basis as the Committee may determine; or (v) any combination of the foregoing. Unless otherwise determined by the Committee, whenever any exercise price or purchase price is paid in whole or in part by forfeitable or restricted Shares, the Shares received by the Participant upon the exercise or receipt of the Award shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Shares surrendered by the Participant, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Participant as applied to the forfeitable or restricted Shares surrendered by the Participant. Any Award may provide for deferred payment of the exercise price from the proceeds of the sale of such Shares through a bank or broker.

(j) The Company may not make loans to Participants for the purpose of paying the exercise price, purchase price or taxes related to any Award. Any of the methods of payment specified in clause (i) above shall not be deemed to be a loan by the Company.

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(k) Unless otherwise determined by the Committee upon the grant of an Award, in the event of a Change in Control of the Company the following provisions shall apply to Awards granted before June 29, 2005 (the date the previously amended and restated Plan was approved by the stockholders):

•

any Award outstanding on the date of such Change in Control that is not yet exercisable and vested on such date shall become fully exercisable and vested, and will remain exercisable by the Participant for a period of at least ninety (90) days from the date the Participant receives written notice of the Change in Control and the Participant’s exercise rights;

•	all restrictions imposed on Restricted Stock will immediately lapse;

•	all Performance Objectives applicable to Awards will be deemed fully met at target amounts;

•	each outstanding CSE shall convert into Shares (in the same manner as provided in Section 10(d)) immediately prior to the Change in Control; and

•	each outstanding Award shall be assumed by the successor entity (if any) or by a Parent or Subsidiary of the successor entity (if any).

(l) Unless otherwise determined by the Committee upon the grant of an Award, with respect to Awards granted on or after June 29, 2005 (the date the previously amended and restated Plan was approved by the stockholders), the following provisions shall apply in the event of a participant’s termination of employment without Cause within twelve (12) months following a Change in Control of the Company:

•

each outstanding Award assumed or substituted for by the successor entity (if any) or by a Parent or Subsidiary of the successor entity (if any) shall become fully exercisable and vested, and will remain exercisable by the Participant for a period of at least ninety (90) days from the date of the Participant’s termination of employment without Cause;

•	all restrictions imposed on Restricted Stock will immediately lapse; and

•	all Performance Objectives applicable to Awards will be deemed fully met at target amounts.

5. Options.

(a) Grant of Options. The Committee, in its discretion, may grant Options to eligible Employees, Directors and Consultants, subject to the following:

•	each grant will specify the number of Shares issuable upon exercise of the Option;

•	each grant will specify whether it is intended to be an Incentive Stock Option or a Nonstatutory Stock Option;

•	each grant will specify the term during which the Option is exercisable, but no Option will be exercisable more than 10 years after its date of grant;

•	each grant will specify the exercise price for the Shares issuable upon exercise of an Option, which price shall not be less than the Fair Market Value of the Shares on the date of grant;

•	each grant will specify the form of consideration to be paid in satisfaction of the exercise price and the manner of payment of such consideration; and

•

each grant will specify the other terms and conditions under which the Shares underlying the Option may be purchased, including any vesting requirements and the treatment of the Option upon termination of the Participant’s employment or directorship (including by reason of death or disability).

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(b) Repricing Prohibited. Except for adjustments made under Section 12, the exercise price for any outstanding Option may not be declared or reduced after the date of grant and any outstanding Option may not be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price without approval of the Company’s stockholders.

(c) Additional Rules for Incentive Stock Options. The following additional rules shall apply to each Option intended to be granted as an Incentive Stock Option:

•

the aggregate Fair Market Value (determined on the grant date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries and any Parent of the Company) shall not exceed $100,000;

•

the exercise price of an Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the grant date that if on the grant date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries or any Parent of the Company; and

•

no Incentive Stock Option will be exercisable more than 5 years after its date of grant if it is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries or any Parent of the Company.

6. SARs.

(a) Tandem SARs. The Committee may grant Tandem SARs to eligible Employees in connection with all or part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option, subject to the following:

•

the Tandem SAR will entitle the Participant to exercise it by surrendering to the Company the unexercised Option in connection with which the Tandem SAR was granted. The Participant will receive in exchange from the Company an amount equal to the excess of (i) the Fair Market Value on the date of exercise of the Tandem SAR of the Shares covered by the surrendered Option, over (ii) the exercise price of the Shares covered by the surrendered Option, provided that the Committee may place limits on the amount that may be paid upon exercise of a Tandem SAR, which limits will not restrict the exercisability of the related Option;

•	amounts payable pursuant to a Tandem SAR may be paid, in the sole discretion of the Committee, in cash, Shares, or a combination thereof;

•	when a Tandem SAR is exercised, the related Option will cease to be exercisable;

•	a Tandem SAR will be exercisable only when and to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires; and

•

each grant will specify the other terms and conditions under which the Tandem SAR is exercisable, including any vesting requirements and the treatment of the Tandem SAR upon termination of the Participant’s employment (including by reason of death or disability).

(b) Freestanding SARs. The Committee may grant Freestanding SARs to eligible Employees without related Options, subject to the following:

•

the Freestanding SAR will entitle the Participant, by exercising the Freestanding SAR, to receive from the Company an amount equal to the excess of (i) the Fair Market Value of the Shares covered by the exercised portion of the Freestanding SAR, as of the date of such exercise, over (ii) the Fair Market Value of the Shares covered by the exercised portion of the Freestanding SAR on the date of grant, provided that the Committee may place limits on the aggregate amount that may be paid upon exercise of a Freestanding SAR;

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•	amounts payable pursuant to a Freestanding SAR may be paid, in the sole discretion of the Committee, in cash, Shares, or a combination thereof;

•	each grant will specify the number of Shares covered by the Freestanding SAR;

•	each grant will specify the term during which the Freestanding SAR is exercisable, but no Freestanding SAR will be exercisable more than 10 years after its date of grant; and

•

each grant will specify the other terms and conditions under which the Freestanding SAR is exercisable, including any vesting requirements and the treatment of the Freestanding SAR upon termination of the Participant’s employment (including by reason of death or disability).

7. Restricted Stock Awards.

(a) Grant of Restricted Stock. The Committee may grant Restricted Stock to eligible Employees on such terms and conditions as the Committee may determine, subject to the following:

•

each grant of Restricted Stock will provide that the Restricted Stock will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, on such terms and for such period as may be determined by the Committee;

•

each grant will constitute an immediate transfer of the ownership of the Restricted Stock to the Participant in consideration for the performance of services. Unless otherwise determined by the Committee, a Restricted Stock Award will entitle the Participant to dividend, voting and other ownership rights during the period in which the Restricted Stock is subject to substantial risk of forfeiture;

•

each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of the Restricted Stock on the date of grant;

•

each grant will provide that during the period in which the Stock is subject to substantial risk of forfeiture, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent determined by the Committee. Such restrictions may include rights of repurchase or first refusal in favor of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee;

•

any grant or the vesting of any Restricted Stock may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Long-Term Performance Awards; and

•

any grant may require that any or all dividends or other distributions paid on the Restricted Stock during the period that it is subject to a substantial risk of forfeiture be automatically set aside and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Restricted Stock or such other restrictions as the Committee may determine.

(b) Repurchase Option. Unless the Committee determines otherwise, the Award Agreement for each Restricted Stock Award will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s employment with the Company for any reason (including death or disability), on such terms and conditions as the Committee shall determine.

(c) Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or by the issuance of one or more certificates. Any certificates representing Restricted Stock shall bear a legend as the Committee shall deem appropriate referring to the applicable terms, conditions and restrictions. The Committee may require that each Certificate representing Restricted Stock be held in custody by the Company, together with a stock power endorsed in blank by the Participant, until such Restricted Stock is no longer subject to a substantial risk of forfeiture.

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8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Committee. Each Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Committee, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout.

(b) Value of Restricted Stock Unit. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Vesting Criteria and Other Terms. The Committee shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Committee may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Committee in its discretion. Any grant or the vesting of any Restricted Stock Unit may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Long-Term Performance Awards.

(d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Committee, in its sole discretion, may reduce or waive any vesting criteria that must be met in order to receive a payout, provided, however, that with respect to any Restricted Stock Units that are subject to Section 409A, payment shall be made only in accordance with Section 409A.

(e) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made on the date(s) set forth in the Restricted Stock Unit Award Agreement, but in no event later than the applicable two and one-half (2 1/2) month period of the “short-term deferral” rule set forth in the Section 1.409A-1(b)(4) of the Treasury Regulations issued under Section 409A. Notwithstanding the foregoing, if the Restricted Stock Units constitute “deferred compensation” within the meaning of Section 409A, payment of earned Restricted Stock Units shall be made on the date(s) set forth in the Restricted Stock Unit Award Agreement, subject to the grace period permitted under Section 1.409A-3(d) of the Treasury Regulations under Section 409A. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of earned Restricted Stock Units, and any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion; such rules shall be written and administered in accordance with Section 409A. The Committee, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

(f) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

(g) Dividend Equivalents. Participants holding unvested Restricted Stock Units shall be entitled to be credited with all dividends and other distributions paid with respect to the underlying Shares, unless otherwise provided in the Award Agreement. Unless otherwise determined by the Committee, such dividends and distributions shall be deemed reinvested in Restricted Stock Units, which shall be subject to the same terms and conditions as the underlying Award.

9. Long-Term Performance Awards. The Committee may grant Long-Term Performance Awards to eligible Employees on such terms and conditions as the Committee may determine, subject to the following:

•

each grant will specify the payment for which the Participant is eligible, which may be a fixed or variable number of Shares (subject to adjustment in accordance with Section 12), or a fixed or variable cash bonus. The Committee may provide any Participant with a choice to elect between Shares, cash and a combination of Shares and cash;

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•	each grant will specify the nature, length and starting date of the performance period during which the payment under the Long-Term Performance Award may be earned;

•

each grant will specify the Performance Objectives that are to be achieved by the Participant and, to the extent that any payments under the Long-Term Performance Award are variable, the formula under which such payments are to be computed;

•	each grant will specify the terms and manner of payment of any Shares or amounts earned under the Long-Term Performance Award;

•	a grant may provide, in the Committee’s discretion, for the payment of dividend equivalents in cash or additional Shares on a current, deferred or contingent basis; and

•	no payment will be made with respect to a Long-Term Performance Award until the Committee has determined that the relevant Performance Objectives have been achieved.

10. Awards to Outside Directors.

(a) Award of Common Stock Equivalents. On an annual basis, each Outside Director may elect to receive up to 50% of his or her compensation in cash and the balance in CSEs. If an Outside Director does not make such an election, compensation shall be paid 100% in CSEs. An Outside Director also may elect to have CSEs delivered as Shares immediately upon grant instead of upon ceasing to be a member of the Board as set forth in Section 10(d) below. Elections under the preceding sentences shall be made no later than December 31st of each calendar year with respect to compensation to be earned for services to be performed as a Director during the following calendar year. Any such election shall remain in effect until changed or terminated by making a new election with respect to compensation to be earned in the following calendar year, provided that such election must be made no later than the December 31st immediately preceding such calendar year. Beginning on April 1, 2003, and on the first business day of each of the Company’s fiscal quarters during the term of this Plan, the Company shall grant to each Outside Director that number of CSEs equal in value to that portion of the Outside Director’s Quarterly Compensation for the immediately preceding quarter that he or she has elected to receive in CSEs divided by the Fair Market Value of the Common Stock on such day.

(b) Book-Entry Account; Nontransferability. The number of CSEs awarded to each Outside Director shall be credited to a book-entry account established in the name of the Outside Director. The Company’s obligation with respect to such Common Stock Equivalents will not be funded or secured in any manner. No Common Stock Equivalent may be sold, pledged, assigned, transferred or disposed of in any manner, other than by will, the laws of descent or distribution or pursuant to a qualified domestic relations order, and may be exercised during the life of the Outside Director only by the Outside Director or a permitted transferee.

(c) Dividends. If the Company pays a cash dividend with respect to the Shares at any time while CSEs are credited to an Outside Director’s account, additional CSEs shall be credited to the Outside Director’s account equal to (i) the dollar amount of the cash dividend the Outside Director would have received had he or she been the actual owner of the Shares to which the CSEs then credited to the Outside Director’s account relate, divided by (ii) the Fair Market Value of one Share on the dividend payment date.

(d) Conversion. On the date on which an Outside Director ceases to be a member of the Board for any reason (subject to Section 24 of the Plan and the grace period permitted under Section 1.409A-3(d) of the Treasury Regulations under Section 409A), the Company shall effect delivery to the Outside Director (or his or her designated beneficiary or estate) of a number of Shares equal to the whole number of CSEs then credited to the Outside Director’s account, or at the Outside Director’s option, shall have the Shares credited to an account for the Director with a brokerage firm of the Outside Director’s choosing. Notwithstanding the foregoing, if the Outside Director made a timely election under Section 10(a) above to have any grants of CSEs delivered as Shares immediately upon grant, the Company shall effect delivery as described above on the date of grant

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(e) Stockholder Rights. An Outside Director (or his or her designated beneficiary or estate) shall not be entitled to any voting or other stockholder rights as a result of the credit of CSEs to the Outside Director’s account, until certificates representing Shares are delivered to the Outside Director (or his or her designated beneficiary or estate) upon conversion of the Outside Director’s CSEs to Shares pursuant to Section 10(d).

(f) Discretionary Awards. Outside Directors may, in the sole discretion of the Committee, receive additional Awards under this Plan, subject to such terms and conditions as determined by the Committee in accordance with the terms of the Plan.

11. Administration.

(a) The Committee. This Plan shall be administered by one or more committees appointed by the Board. If the Board does not appoint a specific committee, the Compensation Committee of the Board, or a subcommittee appointed by the Compensation Committee, shall administer the Plan. Each member of the Committee shall meet such standards of independence as the Board shall determine from time to time. With respect to Awards granted to Section 16 Persons or intended to qualify as “performance-based” compensation under Section 162(m) of the Code, the Committee shall consist solely of not less than two (2) Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Section 162(m) of the Code. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement or other document evidencing the grant of any Award and any determination by the Committee pursuant to any provision of this Plan or any such Award Agreement or other document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

(b) Delegation of Authority. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

(c) Powers of the Committee. Subject to the provisions of the Plan, and in the case of the Committee, subject to the specific duties delegated by the Board to the Committee, the Committee shall have the authority, in its discretion:

•	to determine the Fair Market Value of the Common Stock;

•	to select the Employees and Consultants to whom Awards are granted;

•	except as provided in Section 10, to determine whether and to what extent Awards are granted;

•	except as provided in Section 10, to determine the number of Shares to be covered by each Award;

•	to approve forms of agreement for use under the Plan;

•	to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award;

•	to construe and interpret the provisions of the Plan;

•	to prescribe, amend and rescind rules and regulations relating to the Plan;

•	to determine whether and under what circumstances an Award may be settled in cash instead of Common Stock or Common Stock instead of cash;

•	to modify or amend any Award (subject to the restrictions contained in this Plan, including Sections 5(b) (repricing) and 10 (Outside Directors) and 16(b) (rights of Participants));

•	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award approved by the Committee or provided for in this Plan; and

•	to make all other determinations deemed necessary or advisable for administering the Plan.

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12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of Shares and other Awards provided for in Section 10 (Outside Directors), the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the limitations set forth in Section 4(b), as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off or split-up or combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. Subject to Sections 4(k) and 4(l) (Change in Control), in the event of the proposed dissolution or liquidation of the Company, to the extent that an Award has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. Subject to Sections 4(k) and 4(l) (Change in Control), for Awards granted prior to January 1, 2009, if the Company is merged with or into another corporation, or substantially all of its assets are sold, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Subject to Sections 4(k) and 4(l) (Change in Control), for Awards granted on or after January 1, 2009, if (i) the Company is merged with or into another corporation and the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger, or (ii) substantially all of its assets are sold, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation does not agree to assume an Award (whether granted prior to, on or after January 1, 2009) or to substitute an equivalent Award, the Committee shall provide for the Participant to have the right to exercise the Award, in whole or in part, including Awards that would not otherwise be exercisable. If the Committee makes an Award exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the Award shall be exercisable for at least fifteen (15) days from the date of such notice, and the Award will terminate upon the expiration of the notice period. For the purposes of this Section, an Award shall be considered assumed if, immediately following the merger or sale of assets, the Award confers the right to purchase, for each underlying Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, that if the consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon the exercise of the Award, for each underlying Share, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of the Common Stock in the merger or sale of assets.

13. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated

13

thereunder, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares issuable upon exercise of the Award are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is necessary or desirable.

14. Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan, but no amendment shall increase the number of Shares available for issuance under the Plan (except as contemplated by Section 12) or increase any of the limitations provided for in Section 4(b) without the further approval of the stockholders of the Company.

(b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

17. Term of the Plan. The Plan, and any amendment thereto, shall become effective upon its approval by the stockholders of the Company as described in Section 23. It shall continue in effect for new Awards until April 19, 2015, unless sooner terminated under Section 16.

18. Tax and Social Security Indemnity. Each Participant shall indemnify the Company against any tax arising in respect of the grant or exercise of an Award which is a liability of the Participant but for which the Company is required to account under the laws of any relevant jurisdiction. The Company may recover the tax from the Participant in such manner as the Committee deems appropriate, including:

(a) withholding Shares or payment upon the exercise of an Award;

(b) deducting the necessary amount from the Participant’s compensation; or

(c) requiring the Participant to make a cash payment to the Company.

19. Options Granted to Employees of French Subsidiaries.

(a) Purpose. Options granted under the Plan to employees of French subsidiaries are intended to qualify under the French regulations as provided in articles 208-1 to 208-8-2 of the French Company Act (Code des Societes). The purpose of this Section is to specify the applicable rules for Options granted to French Employees and shall not be applicable to any other Employee of the Company.

(b) General. Options granted to French Employees under the Plan are subject to the provisions of the Plan and any related Award Agreement unless otherwise provided in this Section.

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(c) Eligible Participants. Only Employees of French Subsidiaries are eligible to receive Options granted pursuant to this Section. Payment of Director fees by the Company shall not be sufficient to constitute employment for this purpose. Employees of French subsidiaries may not be granted Options if, at the date of grant, they hold more than ten percent (10%) of the Common Stock of the Company.

(d) Options. Eligible Employees may be granted Options as provided in Section 5 of the Plan. This Section shall not apply to the grant of SARs, Restricted Stock or Long-Term Performance Awards.

(e) Option Price. The exercise price of each Option granted pursuant to this Section shall be determined as set forth in the Plan but it shall not be less than 80% of the average Fair Market Value of the Common Stock during the twenty (20) market trading days prior to the date of the grant. The exercise price shall remain unchanged once the Option is granted. Any authority of the Committee to reduce the Option exercise price shall, with respect to Options granted to Employees of French Subsidiaries, be limited to the extent that such reduction may not be to a price less than 80% of the average Fair Market Value of the Common Stock during the twenty (20) market trading days prior to the date of such reduction.

(f) Exercise of the Option. Upon exercise of an Option granted pursuant to this Section, Employees of French Subsidiaries will receive Shares of Common Stock and may not settle any Option in cash.

(g) Qualification of Plan. In order to have the Plan qualify in France, any other provision of the Plan that would be inconsistent with French company law or tax law requirements shall not apply to Employees of French Subsidiaries.

20. Options Granted to Employees of Italian Subsidiaries.

(a) Purpose. Options granted under the Plan to Employees of Italian Subsidiaries are intended to qualify under Italian law. The purpose of this Section is to specify the applicable rules for Options granted to Italian Employees and shall not be applicable to any other Employee of the Company.

(b) General. Options granted to Italian Employees under the Plan are subject to the provisions of the Plan and any related Award Agreement unless otherwise provided in this Section.

(c) Eligible Participants. Only Employees of Italian Subsidiaries may be granted Options granted pursuant to this Section. The amount of Shares (or related option rights) assigned to each Italian Employee shall not exceed 10% of the voting rights in the ordinary shareholders’ meeting or 10% of the capital or equity of the offering Company. This Section shall not apply to the grant of SARs, Restricted Stock or Long-Term Performance Awards granted.

(d) Option Price. The exercise price of Options granted to Italian Employees shall be the higher of (i) the Fair Market Value determined as set forth in the Plans, and (ii) the average closing price of the Common Stock during the month preceding the grant date. The exercise price shall remain unchanged once the Options are granted. Any authority of the Committee to reduce the Option exercise price shall, with respect to Options granted to Employees of Italian Subsidiaries, be limited to the extent that such reduction may not be to a price less than the price calculated under (ii) above on the grant date.

(e) Qualification of Plan. In order to have the Plan qualify in Italy, any other provision of the Plan that would be inconsistent with Italian law shall not apply to Employees of Italian subsidiaries.

21. Options Granted to Employees of Indian and Dutch Subsidiaries.

(a) Purpose. The purpose of this Section is to specify the applicable rules for Options granted to Indian and Dutch Employees and shall not be applicable to any other Employee of the Company.

(b) General. Options granted to Indian and Dutch Employees under the Plan are subject to the provisions of the Plan and any related Award Agreement unless otherwise provided in this Section.

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(c) Exercise of Options. The consideration to be paid for Options exercised by Indian and Dutch Employees under the Plan shall be limited to a “cashless exercise”, which is delivery of a properly executed exercise notice together with such other documentation as the Committee and any broker approved by the Company, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

22. Foreign Jurisdictions. In order to facilitate the making of any Award under this Plan, the Committee may provide for special terms for Awards to Participants who are foreign nationals or who are employed by the Company (or its Parent or any Subsidiary) outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. In addition, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

23. Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company at the first annual meeting of stockholders held subsequent to the Board of Director’s approval of the Plan, or any amendment thereof. Such stockholder approval shall be obtained as required under applicable state and federal law. As of the date of stockholder approval, no new awards may be made under the Existing Plans. Any awards outstanding under such plans as of the date of stockholder approval of this Plan shall remain outstanding and shall otherwise continue to be subject to the terms and conditions of such plans.

24. Tax Treatment; Compliance With Section 409A.

(a) All Awards granted under the Plan are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A, and the provisions of the Plan and any Awards granted under the Plan shall be construed in a manner consistent therewith. Any amount that constitutes “deferred compensation” within the meaning of Section 409A and is payable under the Plan solely by reason of a Participant’s termination of employment (or, in the case of an Outside Director, a cessation of Board membership) shall be payable only if the Participant has experienced a “separation from service” within the meaning of Section 409A. Further, if the Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service, as determined by the Committee in accordance with Section 409A, any payments otherwise payable within the six (6) month period following the Participant’s separation from service instead will be paid in a lump sum on the date that is six (6) months and one (1) day following the date of the Participant’s separation from service, unless the Participant dies following his or her separation from service, in which case, payments of deferred compensation will be made to the Participant’s estate as soon as practicable following his or her death. Thereafter, payments of deferred compensation shall continue to be made in accordance with the payment schedule applicable to each payment or benefit.

(b) The Board reserves the right to amend the Plan and any Award without stockholder or Participant consent to the extent the Board determines that such amendment is necessary or desirable in order to comply with Section 409A. Although the Company may endeavor to qualify an Award for favorable tax treatment or to avoid unfavorable tax treatment, the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote “For” the following.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors	☐	☐	☐
Nominees

01	Michael J. Bingle	02	Richard J. Bressler	03	Karen E. Dykstra	04	Russell P. Fradin	05	Anne Sutherland Fuchs
06	William O. Grabe	07	Eugene A. Hall	08	Max D. Hopper	09	John R. Joyce	10	Stephen G. Pagliuca
11	James C. Smith	12	Jeffrey W. Ubben

The Board of Directors recommends you vote FOR the following proposal(s).		For	Against	Abstain

13	Amendment and Restatement of 2003 Long-Term Incentive Plan	☐	☐	☐

14	Ratification of Selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name,
by authorized officer.	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials: The Notice and Proxy Statement / Annual Report is/are available at www.proxyvote.com.

GARTNER INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 4, 2009 at 10:00 a.m.

The Stockholder(s) hereby appoint Eugene A. Hall, Christopher J. Lafond or Lewis G. Schwartz, or any of them, as proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated on the reverse side of this ballot, all of the shares of Common Stock of Gartner, Inc. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on June 4, 2009 at the offices of Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06904 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE